                                          Confidential and Proprietary Materials

                                                          Exhibit No. EX-99.p.18

                               MACKAY SHIELDS LLC

                                 CODE OF ETHICS

                                TABLE OF CONTENTS

Code of Ethics
         Exhibit A - Conflict of Interest Questionnaire
         Exhibit B - CFA Institute Code of Ethics for Chartered Financial Analysts
         Exhibit C - Acknowledgement of Receipt of Code and Amendments
         Exhibit D - Annual Certification of Compliance with Code

Personal Investment Policy
         Exhibit E - Initial Holdings and Accounts Report
         Exhibit F - Quarterly Transactions and Accounts Report
         Exhibit G - Annual Holdings, Transactions and Accounts Report
         Exhibit H - Acknowledgement of Receipt of Personal Investment Policy
         Exhibit I - Personal Securities Trading Preclearance Request Form

Insider Trading Policy & Procedures
         Exhibit J - Acknowledgement and Representation

Restricted List Policy

Watch List Policies and Procedures

Selective Mutual Fund Holdings Disclosure Policies
         MacKay Shields LLC
         New York Life Investment Management LLC (and supplemental memo)

Information Security & Privacy Policy
         Attachment K - Acknowledgement
         Attachment L - Policy for MacKay Shields Affiliated Hedge Funds

Gift and Entertainment Policy
         Exhibit M - Report of Gifts and Entertainment
         Exhibit N - Quarterly Report of Gifts and Entertainment
         Exhibit O - Summary

                               MACKAY SHIELDS LLC
                                 CODE OF ETHICS

This Code of  Ethics  (the  "Code")  has been  adopted  by  MacKay  Shields  LLC
("MacKay" or the  "Company")  in order to set forth  applicable  guidelines  and procedures  that promote  ethical  practices and conduct by all of its officers, directors,  employees  and anyone who  provides  investment  advice on behalf of
MacKay and is under MacKay's  supervision  and control  ("Supervised  Persons").
Copies of the Code and any amendments to the Code are provided to all Supervised
Persons  and all  recipients  of the Code and any  amendments  are to read  them carefully, retain them for future reference and abide by their requirements.

The MacKay policies  entitled  "Personal  Investment  Policy,  "Insider  Trading
Policy &  Procedures",  "Restricted  List  Policy",  "Watch  List  Policies  and
Procedures",  "Selective Mutual Fund Holdings Disclosure Policies", "Information
Security & Privacy Policy", and "Gift and Entertainment  Policy" attached hereto are incorporated into the Code and are an integral part of its requirements.

MacKay requires that all Supervised Persons observe the applicable  standards of duty and care and comply with applicable  federal and state  securities  laws. A
Supervised  Person may not evade the  provisions  of the Code by having  another person, including a friend, relative or other, act or fail to act in a manner in which the Supervised Person is prohibited.

1.   Principles and Standards

     1.1  General  Policy.  It  shall  be a  violation  of  this  Code  and  its procedures,  for any employee of the firm,  in  connection  with the purchase or sale,  directly or  indirectly,  of any  security  held or to be acquired by any client including a registered investment company or other entity (collectively a
"Client"):
          o    to employ any  device,  scheme or  artifice to defraud any Client
               for  which  the  firm   serves  as  an   investment   adviser  or
               sub-adviser;
          o    to make to the  Client any untrue  statement  of a material  fact necessary  or to omit to state  to the  Client  a  material  fact necessary in order to make the  statements  made, in light of the circumstances under which they are made not misleading;
          o    to  engage  in any act,  practice  or  course  of  business  that operates  or would  operate as a fraud or deceit upon the Client;
               or
          o    to  engage  in any  manipulative  practice  with  respect  to the
               Client.

     1.2  Statement of General  Fiduciary  Principles  and Standards of Business
Conduct.  The following general  fiduciary  principles and standards of business conduct shall govern personal  investment  activities and the interpretation and administration of this Code:

          o    The interests of Clients must be placed first at all times;
          o    All personal securities transactions must be conducted consistent with this  Code and in such a manner  as to avoid  any  actual or potential  conflict of  interest or any abuse of an  individual's position of trust and responsibility;
          o    Supervised  Persons  should not take  inappropriate  advantage of their positions; and
          o    Supervised  Persons must comply with applicable federal and state securities laws.

     This Code does not attempt to identify all possible  conflicts of interest, and literal compliance with each of its specific provisions will not shield
     Supervised  Persons from  liability  for personal  trading or other conduct that violates a fiduciary duty to Clients.

     1.3 Guidelines.  As a fundamental  requirement,  MacKay demands the highest standards  of ethical  conduct on the part of all its  Supervised  Persons.  All
Supervised   Persons   must  abide  by  this  basic   standard  and  never  take
inappropriate advantage of their position with the Company.

2.   Conflicts of Interest

     2.1 Each Supervised Person is under a duty to exercise his or her authority and  responsibility  for the  primary  benefit of Clients and MacKay and may not have  outside  interests  conflicting  with the  interests of the Company or its
Clients.  Each person must avoid any circumstance that might adversely affect or appear to affect MacKay,  its clients or his or her duty of complete  loyalty to
MacKay and its Clients in the  discharge  of his or her  responsibilities.  This duty includes the protection of Client and Company confidential  information and
MacKay's reputation for trustworthy financial service.

     2.2 As part of this ongoing responsibility,  each Supervised Person has the duty to  disclose  to MacKay any  interest  that he or she may have in any firm, corporation  or business  unit that is not  affiliated or  participating  in any joint venture or  partnership  with MacKay or its  affiliates.  (An  "affiliate"
means any company  controlling,  controlled  by or under  common  control  with,
MacKay.)  Disclosure  should be timely so that MacKay may take action concerning any possible conflict as it deems appropriate.  It is recognized,  however, that
MacKay has or may have business relationships with many organizations and that a relatively small interest in publicly traded  securities of an organization does not necessarily  give rise to a conflict of interest.  Therefore,  the following procedures  and the Annual  Questionnaire  have been  adopted  and  approved  by
MacKay.

     2.3 It is  considered  generally  incompatible  with a Supervised  Person's duties to MacKay to assume the position of director of an outside corporation or entity. A Supervised Person should report to MacKay any invitation to serve as a director  of any entity that is not an  affiliate.  The  Supervised  Person must receive the written approval of the General Counsel or Chief Compliance  Officer
("CCO")  prior to accepting  any such  directorship.  Any approval is subject to such  conditions  as may be imposed by the General  Counsel or CCO. In the event that approval is given,  the company in question shall  immediately be placed on
MacKay's "Restricted List".

     2.4 Except as  approved by the  General  Counsel or CCO,  it is  considered generally  incompatible  with the duties of a Supervised Person of MacKay to act as an officer, general partner, consultant,  agent,  representative,  trustee or employee of any other business, other than an affiliate of MacKay.

     2.5 Except as approved by the General  Counsel or CCO,  Supervised  Persons
may  not  have  a  monetary  interest,  as  principal,  co-principal,  agent  or beneficiary,  directly or indirectly, or through any substantial interest in any other corporation or business unit, in any transaction involving MacKay, subject to the same exceptions as are specifically permitted under law.

     2.6 Once a year, a "Questionnaire On Conflicts Of Interest",  substantially in the form of Exhibit A, shall be  distributed  to each  Supervised  Person for completion and filing with the General Counsel or CCO. Each Supervised Person is responsible for promptly  supplementing the annual questionnaire as necessary to reflect any material change between annual filings.

3.   The Code of Ethics and  Standards of  Professional  Conduct - For Chartered
     Financial Analysts

     In  addition  to this Code,  MacKay  requires  that each of its  Supervised
Persons who are chartered  financial  analysts comply with the provisions of the
CFA Institute's Code of Ethics and Standards of Professional  Conduct applicable to chartered financial analysts, which is set forth as Exhibit B.

4.   Mutual Fund Codes of Ethics

     MacKay requires  Supervised  Persons to comply with this Code of Ethics. It should be noted that as a sub-adviser to registered  investment  companies,  the
Company  and  certain of its  employees  (i.e.,  Portfolio  Managers,  Analysts,
Traders,  etc.) may be considered "Access Persons" of such registered investment companies,  under Rule 17j-1 of the Investment  Company Act of 1940. The Company
has determined that  compliance with this Code will satisfy the  requirements of
Rule 17j-1  applicable to the Company and such  employees  that apply because of such sub-advisory services.

5.   Reporting of Code Violations

     Each  employee  shall  promptly  notify the  General  Counsel or CCO of any violation of the Code.

6.   Acknowledgment and Annual Certification

     Each  Supervised  Person must  acknowledge in writing his or her receipt of the Code and any amendments  thereto.  In addition,  each Supervised Person must certify  annually that he or she has read and understood,  and that he or she is
subject  to  and  has  complied  with,  the  Company's  Code  of  Ethics.   Such
acknowledgement and certification shall be substantially in the form of Exhibits
C and D, respectively.

7.   Sanctions

     While  compliance  with  the  provisions  of the  Code is  fully  expected,
Supervised  Persons  should be aware that in  response  to any  violations,  the
Company shall take whatever action is deemed  necessary under the  circumstances including,  but without  limitation,  the imposition of  appropriate  sanctions.
These sanctions may include, among others, the reversal of trades,  reallocation of trades to  client  accounts,  disgorging  profits,  paying  fines or, in more serious cases, suspension or termination of employment.

8.   Review by General Counsel or CCO

     The General  Counsel or CCO will undertake a quarterly  review with respect to the Code to  verify  that the Code is being  followed.  The  results  of this review will be set forth in a quarterly  report.  The report  shall  specify any related  concerns and  recommendations  and be  accompanied  by the  appropriate exhibits.

9.   Responsibilities of the Compliance Committee

     The Compliance  Committee  will review  quarterly the summary report of the
General Counsel or CCO and shall take appropriate action.

Effective July 1, 2005

                               MACKAY SHIELDS LLC
                                 CODE OF ETHICS
                                    EXHIBIT A

                     QUESTIONNAIRE ON CONFLICT OF INTERESTS

                                               NAME:____________________________

                                              TITLE:____________________________

1.   Please  list  any  officership,   directorship,   trusteeship  or  material
     employment  that you (or any member of your Immediate  Family as defined in
     MacKay's   Personal   Investment   Policy)   hold   in  any   corporations,
     associations,  partnerships  or  companies or in any  affiliates  of MacKay
     Shields  LLC (the  "Limited  Liability  Company").  If you do not have any, please insert "NONE" below.

2.   (a) Please list any material financial interest (that is, to your knowledge an ownership  interest equal to or greater than 1% of such entity or 10% of your (or your  Immediate  Family  member's)  total net  worth  (hereinafter referred to as a "Material  Interest")  you (or any such  Immediate  Family member)  may have in any  business  unit which you know is a supplier of or soliciting  orders for sales or services to the Company or its  affiliates.
     If you do not have any, please insert "NONE" below.

     (b)  Please list any  Material  Interest  you (or member of your  Immediate
          Family) may have in any business unit which you know is doing business with the Company or its affiliates,  other than suppliers  referred to above. If you do not have any, please insert "NONE" below.

3.   Please list any Material  Interest you (or member of your Immediate Family)
     may have in any business unit. If you do not have any, please insert "NONE"
     below.

4.   Please list the names (not amount of the holdings) of any  corporations  or business units in which you (or any member of your Immediate Family) have a
     Material  Interest  and in which,  to your  knowledge,  the  Company or its affiliates  or clients has an  investment.  If you do not have any,  please insert "NONE" below.

5.   Please  list  the  names  of any  corporations  or  business  units  in the following  categories in which you (or any  dependent  relative) may have a
     Material Interest.  (The amount of holding or the number of shares of stock need not be listed.) If you do not have any, please insert "NONE" below.

     (a)  Any investment  advisor,  investment  banking firm,  brokerage firm or other business unit other than affiliates.  (Do not include  brokerage or similar accounts or investments in mutual funds.)

     (b)  Any Company or business unit in which to your knowledge the Company or a client or an affiliate has an investment.

     (c)  Any company,  other than affiliates,  whose principal  business is the issuance and sale of life insurance,  annuities or accident and health insurance  policies,  or the provision of financial or health services or products  (including any life insurance or health insurance agency, brokerage or insurance  consultant  firm). Do not include interests in policies, annuities or health insurance contracts.

     (d)  Any mortgage loan  correspondent of any affiliate or any other concern engaged primarily in the business of buying, selling or servicing real estate  mortgages.  (Do not include  mortgages  upon property owned by you, or personal investments in real estate investment trusts.)

6.   Please list (i) the names of any  business  firms in which you (or a member of your Immediate  Family) have a Material Interest and which have property which to your  knowledge is subject,  in whole or in part, to a real estate mortgage held by the Company,  its  affiliates or the Company's  employees, officers or members of its board of directors and (ii) any of your (or your dependent relative's) financial liabilities, including with respect to real estate to the Company, its affiliates or the Company's employees,  officers or members of its board of directors. If you do not have any, please insert
     NONE below.

7.   Please list or summarize any financial  interest you (or any member of your
     Immediate Family), have which, in your opinion,  affects or might appear to affect adversely the discharge of your duties and  responsibilities  to the
     Company.  If you do not have any, please insert "NONE" below.

     If a material change occurs in any matters  reported in this  Questionnaire or new circumstances are discovered evidencing any conflict of interests or other deviations from the Company's Code of Ethics,  the undersigned hereby undertakes  promptly  to file  with  the  General  Counsel  an  appropriate amendment or supplement to this Questionnaire until it is superseded by the next completed Annual Questionnaire.

Date:_______________________,           ________________________________________
                                                   (Signature)
                                        _____________________________________
                                                     (Name)

                                        ___________________________________
                                                     (Title)

If any of the spaces allocated above are insufficient,  please attach a complete list following this signature page.

                               MACKAY SHIELDS LLC
                                 CODE OF ETHICS
                                    EXHIBIT B

                          CFA Institute Code of Ethics

         http://www.cfainstitute.org/standards/pdf/codeandstandards.pdf

                               MACKAY SHIELDS LLC
                                 CODE OF ETHICS
                                    EXHIBIT C

       Acknowledgement of Receipt of the Code of Ethics and any Amendments

I hereby  certify that I have  received a copy of [the  amendment to] the MacKay
Shields Code of Ethics (the "Code") [in effect as of date],  which  includes the
Personal  Investment  Policy,  Insider  Trading Policy & Procedures,  Restricted
List, Watch List Policy & Procedures,  Selective Mutual Fund Holdings Disclosure
Policies,  Information  Security and Privacy Policy,  and Gift and Entertainment
Policy, have read the Code and these other policies, and understand the relevant requirements.

                                                   _____________________________
                                                   Name:
                                                   Position:

__________________________
Date

                               MACKAY SHIELDS LLC
                                 CODE OF ETHICS
                                    EXHIBIT D

           Annual Certification of Compliance with the Code of Ethics

I hereby  certify  that I have  received  a copy of the MacKay  Shields  Code of
Ethics (the "Code"),  which  includes the Personal  Investment  Policy,  Insider
Trading Policy & Procedures,  Restricted  List,  Watch List Policy & Procedures,
Selective Mutual Fund Holdings  Disclosure  Policies,  Information  Security and
Privacy Policy, and Gift and Entertainment  Policy, have read the Code and these other policies, and understand the relevant requirements.

I further  certify  that I am subject to the Code and its related  policies  and have complied with all the requirements set forth therein.

                                                   _____________________________
                                                   Name:
                                                   Position:

__________________________
Date

                           PERSONAL INVESTMENT POLICY
                                TABLE OF CONTENTS

1.       General
2.       Definitions
              Automatic Investment Plan
              Beneficial Interest
              Covered Security
              Day
              Discretionary Managed Account
              Immediate Family
              Reportable Fund
              Reportable Security
              Supervised Person
3.       Reporting Requirements
              Initial Holding and Accounts Reports
              Quarterly Transactions and Accounts Reports
              Annual Holdings, Transactions and Accounts Reports
              Exception
              Disclaimer
              Additional Quarterly Report
              Duplicate Monthly Statements and Confirmations
              Annual Certification
4.     Restrictions
              Pre-Clearance
              "Front-Running" and "Scalping"
              Use of Brokerage for Personal or Family Benefit
              No Personal Trades Through MacKay's Traders
              Initial Public Offerings
              Private Placements
              Restricted and Watch Lists
              Inside Information
              Maximum Trades Per Quarter
              Short Term Trading
5.     Sanctions
6.     Review by General Counsel or Chief Compliance Officer
7.     Responsibilities of Compliance Committee

Exhibit E - Initial Holdings and Accounts Report
Exhibit F - Quarterly Transactions and Accounts Report
Exhibit G - Annual Holdings, Transactions and Accounts Report
Exhibit H - Acknowledgement of Receipt of Personal Investment Policy
Exhibit I - Personal Securities Trading Preclearance Request Form

                               MacKay Shields LLC
                           PERSONAL INVESTMENT POLICY

1.   General

     MacKay  Shields  LLC  ("MacKay",  the  "Company"  or the  "Firm")  owes  an undivided loyalty to its clients.  MacKay also recognizes the need to permit its
Supervised Persons' reasonable freedom with respect to their personal investment activities.  It is important to accommodate these in an appropriate way that (a)
acknowledges the possibility of conflict between these duties and (b) sets forth standards  to assure  that the primary  duty of loyalty to  MacKay's  clients is fulfilled.

     This policy ("Policy") supersedes and replaces in full any earlier policies on the subjects regulated.

     Any questions  that arise  relating to the Policy should be referred to the
General Counsel or Chief Compliance  Officer ("CCO").  This Policy is applicable to all Supervised Persons of MacKay.

     Each employee of MacKay is to maintain  records  adequate to establish that the individual's  personal investment  decisions did not involve a conflict with the  requirements  of the  Policy.  If there is any  question  as to  whether  a proposed  transaction  might  involve a  possible  violation  of the  Policy the transaction should be discussed in advance with the General Counsel or CCO.

2.   Definitions

     Automatic  Investment Plan - a program in which regular periodic  purchases
(or  withdrawals) are made  automatically  in (or from)  investment  accounts in accordance with a predetermined schedule and allocation. An automatic investment plan includes a dividend reinvestment plan.

     Beneficial  Interest - shall be  interpreted in the same manner as it would be  under  Rule  16a-1(a)(2)  under  the  Securities  Exchange  Act of  1934  in determining  whether a person is the beneficial owner of a security for purposes of the Securities Exchange Act of 1934 and the rules and regulations thereunder.
A  beneficial  owner is any person  who,  directly  or  indirectly,  through any contract, arrangement, understanding, relationship or otherwise, has or shares a direct or indirect pecuniary interest in the securities. A pecuniary interest in securities means the opportunity,  directly or indirectly, to profit or share in any profit derived from a transaction in those securities.  A person is presumed to have an  indirect  pecuniary  interest  in  securities  held by  members of a person's  Immediate Family who either reside with, or are financially  dependent upon, or whose  investments are controlled by, that person.  A person also has a beneficial  interest in securities  held: (i) by a trust in which he or she is a
Trustee,  has a  Beneficial  Interest or is the settlor  with a power to revoke;
(ii) by another  person and he or she has a contract  or an  understanding  with such person that the  securities  held in that  person's name are for his or her benefit;  (iii) in the form of a right to acquisition  of such security  through the exercise of warrants,  options,  rights,  or  conversion  rights;  (iv) by a partnership of which he or she is a member;  (v) by a corporation that he or she uses as a personal  trading medium;  or (vi) by a holding company that he or she controls.

     Covered Security - any note, stock,  treasury stock, security future, bond, debenture, evidence of indebtedness, certificate of interest or participation on any  profit-sharing  agreement,  collateral-trust  certificate,  preorganization
certificate  or   subscription,   transferable   share,   investment   contract,
voting-trust  certificate,  certificate  of deposit for a  security,  fractional undivided  interest  in oil,  gas,  or other  mineral  rights,  any  put,  call, straddle,  option,  or  privilege on any security  (including a  certificate  of deposit) or on any group or index of securities  (including any interest therein or based on the value thereof), or any put, call, straddle, option, or privilege entered into on a national securities exchange relating to foreign currency, or, in general,  any interest or instrument  commonly known as a "security",  or any certificate of interest or participation  in,  temporary or interim  certificate for, receipt for, guarantee of, or warrant or right to subscribe to or purchase, any of the foregoing.

     The term Covered Security does not include:
          o    direct obligations of the Government of the United States;
          o    bankers'  acceptances,  bank certificates of deposit,  commercial paper and high quality  short-term  debt  instruments,  including repurchase agreements; and
          o    shares of registered open-end registered investment companies.

     Day  - a calendar day.

     Discretionary  Managed Account - an account over which a Supervised  Person certifies that he or she has no direct or indirect influence or control over the selection or disposition of securities and no knowledge of transactions therein, provided,  however, that direct or indirect influence or control of such account is held by a person or entity not  associated  with MacKay or any  affiliate  of
MacKay and not a relative of such Supervised Person.

     Immediate  Family  - any  of the  following  relatives:  child,  stepchild, grandchild,  parent, stepparent,  grandparent,  spouse, sibling,  mother-in-law,
father-in-law,  son-in-law,  daughter-in-law,   brother-in-law,   sister-in-law,
including  adoptive  relationships.  The term also  includes:  (i) any unrelated individual  whose  investments  are  controlled and whose  financial  support is materially contributed to by the person; and (ii) "significant others".

     Reportable Fund - (i) any registered  investment company and series thereof for which MacKay is the investment  manager,  investment adviser or sub-adviser;
or (ii) any registered  investment company whose investment adviser or principal underwriter  controls MacKay, is controlled by MacKay or is under common control with MacKay.  For purposes of this  section,  control has the same meaning as it does in  Section  2(a)(9)  of the  Investment  Company  Act of 1940.  For  these purposes, Reportable Fund includes any investment company advised or sub-advised by Mackay  Shields  or any  affiliates  of New York Life  Investment  Management
("NYLIM")  and any  investment  company  whose  investment  adviser or principal underwriter  is  controlled  by or under  common  control  with Mackay  Shields, including  the MainStay  Funds,  the McMorgan  Funds,  the Eclipse Funds and the
Nations High Yield Bond Fund.

     Reportable  Security - any note,  stock,  treasury stock,  security future,
bond,   debenture,   evidence  of  indebtedness,   certificate  of  interest  or
participation on any  profit-sharing  agreement,  collateral-trust  certificate, preorganization  certificate or  subscription,  transferable  share,  investment contract,  voting-trust  certificate,  certificate  of deposit  for a  security, fractional  undivided  interest in oil, gas, or other mineral  rights,  any put, call, straddle, option, or privilege on any security (including a certificate of deposit) or on any group or index of securities  (including any interest therein or based on the value thereof), or any put, call, straddle, option, or privilege entered into on a national securities exchange relating to foreign currency, or, in general,  any interest or instrument  commonly known as a "security",  or any certificate of interest or participation  in,  temporary or interim  certificate for, receipt for, guarantee of, or warrant or right to subscribe to or purchase, any of the foregoing.

         The term Reportable Security does not include:
               o    direct obligations of the Government of the United States;
               o    bankers'   acceptances,   bank   certificates   of  deposit,
                    commercial   paper   and  high   quality   short-term   debt
                    instruments, including repurchase agreements;
               o    shares issued by money market funds;
               o    shares  of   registered   open-end   registered   investment
                    companies other than Reportable Funds; and
               o    shares  issued by unit  investment  trusts that are invested exclusively  in one or more open-end  registered  investment companies, none of which are Reportable Funds.

     Supervised  Person - any officer,  director  (or other  person  occupying a similar status or performing  similar functions) or employee of MacKay, or other person who provides  investment advice on behalf of MacKay and is subject to the supervision and control of MacKay.

3.   Reporting Requirements

     3.1 Initial  Holdings and Accounts  Reports.  Except as otherwise  provided below,  every  Supervised  Person  shall  report to the CCO or other  designated person, no later than ten (10) days after the person becomes a Supervised Person
(e.g.,  date of  commencement  of  employment  with  the  firm),  the  following information (which information must be current as of a date no more than 45 days prior to the date the person becomes a Supervised Person):

          o    The title and type of security,  and as  applicable  the exchange ticker symbol or CUSIP number,  of shares and principal amount of each Reportable  Security in which the Supervised  Person has any direct or indirect beneficial ownership;
          o    The name of any broker,  dealer or bank with which the Supervised
               Person  maintains an account in which any securities are held for the Supervised Person's direct or indirect benefit;
          o    The nature of the interest (i.e., direct or indirect ownership);
          o    The name and number of any such account; and
          o    The date the Supervised Person submits the report.

          Such report shall be in substantially the form of Exhibit E.

     3.2  Quarterly  Transactions  and  Accounts  Reports.  Except as  otherwise provided  below,  every  Supervised  Person  shall  report  to the CCO or  other designated person, no later than 30 days after the end of each calendar quarter, the following information:

          (a)  With respect to transactions in any Reportable  Security in which such  Supervised  Person  has,  or by reason of such  transaction acquires,  any direct or  indirect  beneficial  ownership  in the
               Reportable Security:
               o    The date of the  transaction,  the title,  and as applicable the exchange  ticker symbol or CUSIP  number,  interest rate and maturity date,  number of shares and principal amount of each Reportable Security involved;
               o    The nature of the transaction (i.e.,  purchase,  sale or any other type of acquisition or disposition);
               o    The  price of the  security  at which  the  transaction  was effected;
               o    The nature of interest (i.e., direct or indirect ownership);
               o    The name of the broker, dealer or bank with or through which the transaction was effected; and
               o    The date the Supervised Person submits the report.

          (b)  With respect to any account  established by the Supervised Person in which any  securities  were held  during the  quarter  for the direct or indirect benefit of the Supervised Person:
               o    The  name of the  broker,  dealer  or  bank  with  whom  the
                    Supervised Person established the account
               o    The date the account was opened or closed;
               o    The name and number of any such account; and
               o    The date that the  report  is  submitted  by the  Supervised
                    Person.

     Such report shall be in substantially the form of Exhibit F.

     3.3 Annual Holdings, Transactions and Accounts Reports. Except as otherwise provided  below,  every  Supervised  Person  shall  report  to the CCO or  other designated  person,  no later  than  January  31 of  every  calendar  year,  the following  information  (which  information must be current as of a date no more than 45 days prior to the date of such report):

     o    The title and type of security,  and as applicable the exchange ticker symbol  or  CUSIP  number  of  shares  and  principal  amount  of each
          Reportable  Security in which the Supervised  Person has any direct or indirect beneficial ownership;
     o    The name of any  broker,  dealer  or bank with  which  the  Supervised
          Person  maintains an account in which any  securities are held for the
          Supervised Person's direct or indirect benefit; and
     o    The date the Supervised Person submits the report.

     Such report shall include the quarterly transactions for the fourth quarter and shall be in substantially the form of Exhibit G.

     3.4  Exceptions.  A  Supervised  Person  need not make a report  under this
Section 3 with  respect to: (i)  securities  held in any account over which that person had no direct or  indirect  influence  or control;  or (ii)  transactions effected pursuant to an Automatic Investment Plan.

     3.5  Disclaimer.  Any report  under this  Section 3 may contain a statement that the report shall not be construed as an admission by the person making such report that he or she has any direct or  indirect  beneficial  ownership  in the security to which the report relates.

     3.6 Additional Quarterly Reporting.  Each Supervised Person shall file with the General  Counsel or CCO, as part of the report  required by Section 3.2, the names and  affiliations of Immediate  Family members  residing with such person, who are employed in the securities or commodities industries and who might be in a position to benefit  directly or  indirectly  from the  activities of MacKay's personnel in the discharge of their duties.

     3.7 Duplicate Monthly Statements and Confirmations.  Each Supervised Person
who is an employee of MacKay must direct his or her broker, dealer and bank (the last  only  with  respect  to bank  accounts  used  substantially  as  brokerage accounts) to supply on a timely basis,  duplicate  copies of monthly  statements for all securities accounts and confirmations of all personal securities trades.
Additionally,  it is the  responsibility of the Supervised Person to ensure that information is sent by the broker to the  Legal/Compliance  Department  covering any period of time prior to the initial  account  statements and  confirmations.
For example,  if the broker begins sending regular  statements and confirmations in mid-February, it is the Supervised Person's responsibility to ensure that, in addition,  information is provided for the period from January to  mid-February.
The  duplicate  copies shall be sent to MacKay  Shields LLC, 9 West 57th Street,
34th Floor, New York, New York 10019, Attention: Legal/Compliance Department.

     3.8 Annual Certification. Each Supervised Person must certify annually that he or she has received,  read and  understands the Policy and recognizes that he or she is subject to the Policy.  Such person  shall also certify that he or she has  disclosed  or reported all personal  securities  transactions  and accounts required to be disclosed or reported under the Policy.  Such certification shall be substantially in the form of Exhibit D.

4.   Restrictions

     4.1 Pre-Clearance.  Except as provided below, to help prevent front running
and  insider  trading  abuses,   particularly  with  respect  to  thinly  traded
securities,  no employee of MacKay may purchase or sell, directly or indirectly,
Covered   Securities   without  the  prior  approval  of  the   Legal/Compliance
Department.  Each  employee  shall  file with the  General  Counsel  or CCO (via electronic means), a request  ("Request") in substantially the form of Exhibit I before placing an order for any transaction in Covered Securities in any account over which the employee has beneficial ownership. The final determination by the
Legal/Compliance  Department  shall be noted on the Request and  communicated to the  employee  who  submitted  the  request.  The  authorization  given  by  the
Legal/Compliance  Department is effective, unless revoked, only for the Day that the request was submitted and  ultimately  approved.  If the  transaction is not executed on that same day, a new Request must be filed and another authorization must be obtained.

          A    request need not be filed with respect to:
               o    any  transaction  effected  in  any  Discretionary   Managed
                    Account; or
               o    any transactions in or securities (e.g.,  ETFs) representing shares of a broad based market index

Notwithstanding  such  exceptions,  all  personal  securities  transactions  are subject to all other provisions of the MacKay Code of Ethics and its constituent policies, including this Policy.

     4.2 "Front  Running" and  "Scalping".  No Supervised  Person may effect any transaction in Covered  Securities  that MacKay is purchasing or selling for any client or proposes to purchase or sell for any client if such transaction  would in any way conflict with, or be detrimental to, the interest of the client.

          (a)  Front Running

     No Covered  Securities  may be  purchased or sold if (i) there is a pending buy or sell order for a security of the same issuer for any client of MacKay, or
(ii) a buy or sell a security of the same issuer can  reasonably be  anticipated for a MacKay client account in the next seven calendar days.

     Notwithstanding this general prohibition, MacKay will not be deemed to have a pending buy or sell order in a security if (i) the  percentage  difference  in price  between the then current  market price and order price is 20% or greater, and (2) the issuer of the  security has a market  capitalization  of at least $5
Billion.  For  purposes of this  policy,  a "pending  buy or sell  order"  shall include both an order placed with a broker to buy or sell a security of the same issuer at a specified  price or better or an internal  decision by MacKay to buy or sell a security of the same issuer at a specified price or better.

          (b)  Scalping

     No  Covered  Securities  may be  purchased  or sold if, in the prior  seven calendar  days,  a MacKay  client has  effected a  securities  transaction  in a security  of the  same  issuer.  The  CCO or the  General  Counsel  may  make an exception to this general prohibition if:

               o    a buy  or  sell  a  security  of  the  same  issuer  is  not anticipated  for a MacKay  client  account in the next seven calendar days; and

               o    the contemplated transaction involves (i) 500 shares or less in the  aggregate  and the issuer has market  capitalization
                    (outstanding  shares  multiplied by the current market price per share) greater than $5 billion; or (ii) less than .0001%
                    of the issuer's market capitalization, with a maximum of 500 shares that may be traded within any seven-day period.

Notwithstanding  an employee obtaining  pre-clearance for a personal  securities transaction,  if a MacKay  client  account  purchases or sells a security of the same issuer  within seven  calendar days of an  employee's  Personal  securities transaction  in a security of the same issuer,  the CCO and/or  General  Counsel will  consider the specific  facts and  circumstances  of any such  transaction.
Based upon that review,  the CCO and/or General  Counsel will determine  whether the circumstances  warrant granting an exception to this policy (i.e., the facts do not necessitate an "unwinding" of the trade and a disgorgement of any profits etc.).  Factors to be  considered  during any review  would  include but are not limited to:

               o    The  employee's  position  within  the  firm  (for  example, whether  the  employee  is deemed  to be an  Access  Person,
                    Advisory  Person or Investment  Personnel as defined by Rule
                    17j-1 of the Investment Company Act of 1940);

               o    Whether  the  employee  transacted  in a  type  or  specific security in which  his/her  product area has invested or may invest;

               o    Whether the employee was aware of any information concerning an actual or  contemplated  investment in that same security by MacKay for any client account; and

               o    Whether the price at which the  transaction was effected was more  advantageous  than  the  price  at  which  the  client transaction in question was effected.

As a general rule,  no  securities  may be purchased or sold if such purchase or sale is effected  with a view toward  making a profit from a change in the price of such security  resulting  from  anticipated  transactions  by or for MacKay's clients.

                    A designated individual from the Legal/Compliance Department will  consult  with  portfolio  managers  and traders in the fixed  income,  equity and  convertible  divisions to ensure compliance with these limitations.

     4.3 Use of Brokerage for Personal or Family  Benefit.  No employee may, for direct or indirect  personal or family members  benefit,  execute a trade with a broker by using the influence (implied or stated) of MacKay or any director's or employee's influence (implied or stated) with MacKay.

     4.4 No Personal Trades Through  MacKay's  Traders.  No personal  securities trades may be effected  through  MacKay's  traders.  Employees  must effect such trades through their personal broker-dealers.

     4.5 Initial Public Offerings.  No initial public offering of securities may be  purchased  for any  account  in which a  Supervised  Person  has a direct or indirect beneficial  ownership  interest,  except with the express written prior approval by the General Counsel or CCO.

     4.6 Private  Placements.  No private placement  securities may be purchased for any account in which a Supervised Person has a direct or indirect beneficial ownership, except with the express written prior approval by the General Counsel or CCO.  Note that  pre-approval  generally  will not be granted if the  private placement  involves a private  investment fund (e.g., a hedge fund) that invests in open-end  investment  companies  other than money funds or  equivalents.  All
Supervised  Persons who have obtained prior approval and made an investment in a private  placement must disclose that  investment if that person plays a part in any subsequent  consideration of an investment in the issuer by client accounts.
Under such  circumstances,  MacKay's  decision  to  purchase  securities  of the private placement issuer will be subject to an independent  review by investment personnel with no investment in the issuer.

     4.7  Restricted  and Watch Lists.  No employee may make a personal trade in securities of an issuer listed on the Restricted  List.  The MacKay  "Restricted
List Policy" has specific  guidelines  on when issuers of  securities  are to be placed on the Restricted  List.  Securities on the Watch List will be dealt with on a case-by-case basis.

     4.8  Inside  Information.  Employees  may not trade on  inside  information
(i.e.,  material and non-public  information) or communicate such information to others.  Any inside  information  matters  must be raised  immediately  with the
General  Counsel or CCO. The "Insider  Trading Policy and  Procedures"  contains specific guidelines governing inside information.

     4.9  Maximum  Trades Per  Quarter.  Employees  will be allowed to execute a maximum  of fifty  trades  per  calendar  quarter;  however,  exceptions  may be approved in advance by the General Counsel or CCO on a case-by-case basis.

     4.10 Short Term Trading.

          (a) Sixty Day Holding Period. No employee may profit from the purchase and sale or sale and purchase of the same (or equivalent)  Covered Security or Reportable Fund within 60 Days;  provided that this limitation shall not apply to interests in qualified state college tuition programs (529 Plans).
     Exceptions  may be made for emergency  trades if approved in advance by the
     General Counsel or CCO.

          (b) Shares of Reportable Funds. The following  provisions apply to all
     Reportable Fund shares held by an employee,  including, but not limited to, shares  owned  through  a 401(K)  plan or  similar  account,  or  through a variable insurance product.

     No employee (or member of his or her Immediate  Family) shall  purchase and sell (or  exchange),  or sell and  purchase  (or  exchange),  shares of the same
Reportable  Fund (of which such  Employee has a beneficial  ownership  interest)
within 60 days.  The 60-day holding period is measured from the time of the most recent  purchase  of shares of the  relevant  Reportable  Fund by the  Employee.
Waivers of this  requirement may be granted in advance by the General Counsel or
CCO in cases of death,  disability,  or other special circumstances.  Violations will result in disgorgement of the profit to the relevant Reportable Fund.

     None  of  the   above-specified   restrictions  on  short-term  trading  in
Reportable Fund shares shall apply to the following transactions:

               o    Purchases  or sales  effected in any account  over which the
                    Employee has no direct or indirect influence or control (for example,  blind  trusts or  Discretionary  Managed  Accounts where  the  Employee  and the  investment  advisor  agree in writing to abide by these  restrictions in a manner approved by the General Counsel or CCO.
               o    Purchases  or sales that are  non-volitional  on the part of the Employee;
               o    Purchases   that  are  effected  as  part  of  an  Automatic
                    Investment Plan.
               o    Sales  that  are  part of an  automatic  withdrawal  plan or program, including loans, withdrawals and distributions from
                    401(k) plans or programs.
               o    Purchases or sales with respect to Reportable Fund shares of a taxable or tax-exempt money market fund.

5.   Sanctions

     Upon  discovering  a violation of the Policy,  MacKay  shall take  whatever remedial steps it deems necessary and available to correct an actual or apparent conflict  (e.g.,  trade reversal  etc.).  Following  those  corrective  efforts,
MacKay's senior  management may impose sanctions if, based upon all of the facts and circumstances considered,  such action is deemed appropriate.  The magnitude of these  penalties  varies with the severity of the violation,  although repeat offenders  will likely be  subjected to harsher  punishment.  It is important to note that  violations  of the Policy may occur  without  employee  fault  (e.g., despite  preclearance).  In those cases,  punitive  action may not be warranted, although  remedial  steps  may  still be  necessary.  Violations  of the  Policy include, but are not limited to the following:

               o    Execution  of  a  personal  securities  transaction  without pre-clearance;
               o    Execution  of  a  personal   securities   transaction   with
                    preclearance, but client account activity in the same issuer
                    occurs  within  seven  days  of  the   employee's   personal
                    securities transaction;
               o    Failure to disclose the opening or existence of a reportable securities account;
               o    Failure to obtain prior approval of a purchase of an initial public offering or private placement;
               o    Execution  of a personal  securities  transaction  through a
                    MacKay trader; and
               o    Failure   to   timely    complete   and   return    periodic
                    certifications and acknowledgements.

The General  Counsel and/or CCO General Counsel will consider the specific facts and  circumstances  of any  violation;  based upon their review,  the CCO and/or
General  Counsel  will  determine  the  appropriate  sanctions.  Factors  to  be considered during any review would include but are not limited to:

               o    Whether the act or omission was intentional or volitional;
               o    Whether mitigating or aggravating factors existed;
               o    The person's history of prior violations of Firm policy;
               o    The person's  cooperation,  acknowledgement of transgression and demonstrable remorse;
               o    The  person's  position  within the firm (i.e.,  whether the employee is deemed to be an Access Person,  Advisory  Person or  Investment  Personnel  as  defined  by Rule 17j-1 of the
                    Investment Company Act of 1940);
               o    Whether the person  transacted  in the security of an issuer in which his/her product area has invested or could invest;
               o    Whether the person was aware of any  information  concerning an actual or contemplated investment in that same issuer for any client account; and
               o    Whether   the  price  at  which  the   personal   securities
                    transaction  was  effected  was more  advantageous  than the price  at which  the  client  transaction  in  question  was effected.

The type of sanctions to be imposed  include,  but are not limited to, verbal or written  admonishments,  trade reversals and  disgorgement of profits,  monetary fines,  suspension or termination of personal trading  privileges and employment suspension or termination.

6.   Review by General Counsel or CCO

     The  General  Counsel  or  CCO  will  review  personal  securities  related information  to verify  that the Policy is being  followed.  The results of this review will be set forth in a quarterly summary report. The report shall specify any related  concerns and  recommendations  and be  accompanied  by  appropriate exhibits.

7.   Responsibilities of the Compliance Committee

     The Compliance  Committee  will review  quarterly the summary report of the
General Counsel or CCO and shall take appropriate action.

Revised July 1, 2005

                               MACKAY SHIELDS LLC
                           PERSONAL INVESTMENT POLICY
                                    EXHIBIT E

                      INITIAL HOLDINGS AND ACCOUNTS REPORT

Statement to MacKay Shields LLC By:                (Please print your full name)

Today's Date:           Date of Information:
                        (Must be within 45 days of commencement of employment)

As of the date  appearing  above,  the following  are each and every  Reportable
Security*  and  account  in  which  I  have a  direct  or  indirect  "Beneficial
Interest".

------------- -------- ---------- ------------------ --------------- --------------
                                                                        Nature of
                                                                        Interest
                                                      Interest          (Direct
                                                      Rate/Maturity    ownership,
   Name of     No. of   Principal   Exchange Ticker   Date (if           Spouse,
Security/Fund  Shares    Amount     Symbol or CUSIP   applicable      Control, Etc.
------------- -------- ----------- ----------------- --------------- --------------
------------- -------- ----------- ----------------- --------------- --------------
------------- -------- ----------- ----------------- --------------- --------------
------------- -------- ----------- ----------------- --------------- --------------
------------- -------- ----------- ----------------- --------------- --------------
------------- -------- ----------- ----------------- --------------- --------------
------------- -------- ----------- ----------------- --------------- --------------

Note that  instead  of  completing  the table  above,  you may  provide  account statements that contain all of the required  information.  Notwithstanding  this
accommodation,   it  remains  your  sole   responsibility  to  ensure  that  the
information  reflected in that statement(s) is accurate and completely discloses
ALL Reportable Securities.

As of the  date of  information  appearing  above,  the  following  is a list of accounts  (including  brokerage accounts and bank accounts used substantially as brokerage  accounts)  in which I have a direct or indirect  Beneficial  Interest
(note that this includes the account name and number of discretionary  accounts,
529 plans, 401(k) accounts,  Mutual Funds,  automatic investment plans, dividend reinvestment plans, and MacKay Shields phantom stock plan):

--------------------------- -------------------------------------------------
  Account Name and Number    Firms Through Which Transactions Are Effected
--------------------------- -------------------------------------------------
--------------------------- -------------------------------------------------
--------------------------- -------------------------------------------------
--------------------------- -------------------------------------------------

I  Certify  that the  Reportable  Securities  listed  above,  are the only  such securities in which I have a direct or indirect Beneficial Interest and that the accounts listed above are the only securities  accounts in which I have a direct or indirect Beneficial Interest.

Signature:

*Reportable  Securities are almost every type of investment,  including  private placements and hedge funds. However, Reportable Securities do not include direct obligations  of the U.S.  Government,  bank CDs and mutual funds not  affiliated with  MacKay  Shields - see page 15 of the  Personal  Investment  Policy for the complete  description.  Note  also  that no  information  need be  provided  for securities  held in an  account  over  which  you  have no  direct  or  indirect influence or control. Some examples include automatic investment plans, dividend reinvestment plans and MacKay Shields phantom stock plan.

                               MACKAY SHIELDS LLC
                           PERSONAL INVESTMENT POLICY
                                    EXHIBIT F
                    QUARTERLY TRANSACTION AND ACCOUNTS REPORT

Statement to MacKay Shields LLC By:                (Please print your full name)

For the Calendar quarter ended.

The following are all  transactions in Reportable  Securities* of which I have a direct or indirect "Beneficial Interest".

---------- -------- ---------- --------- --------------- ------- ------------ -------- ----------------- ----------------
                                Exchange    Interest             Nature of             Nature of           Broker,Dealer
  Name of                        Ticker   Rate/Maturity          Transaction           Interest (Direct    (or Bank Acting
 Security/  No. of   Principal   Symbol     Date (if      Trade  (Purchase,            Ownership,Spouse,   as Broker
   Fund     Shares    Amount    or CUSIP    applicable    Date   Sale, Etc.)    Price  Control,Etc.        Involved
---------- -------- ----------- -------- --------------- ------- ------------- ------- ------------------ -----------------
---------- -------- ----------- -------- --------------- ------- ------------- ------- ------------------ -----------------
---------- -------- ----------- -------- --------------- ------- ------------- ------- ------------------ -----------------
---------- -------- ----------- -------- --------------- ------- ------------- ------- ------------------ -----------------
---------- -------- ----------- -------- --------------- ------- ------------- ------- ------------------ -----------------
---------- -------- ----------- -------- --------------- ------- ------------- ------- ------------------ -----------------

___    (initial) I had no transactions for the quarter.

Note that instead of completing the table above, you may provide account statements that contain all of the required  information.  Notwithstanding  this
accommodation,   it  remains  your  sole   responsibility  to  ensure  that  the
information  reflected in that statement(s) is accurate and completely discloses
ALL Reportable Securities.

Since the prior Quarterly Report, the following is a list of accounts (including brokerage accounts and bank accounts used  substantially as brokerage  accounts)
that have been opened or closed with respect to Reportable Securities in which I have a direct or  indirect  Beneficial  Interest  (note that this  includes  the account name and number of discretionary  accounts,  529 plans, 401(k) accounts,
Mutual Funds,  automatic  investment  plans,  dividend  reinvestment  plans, and
MacKay Shields phantom stock plan):

------------------------ --------------------------------------------- -----------------------------
 Account Name and Number Firms through which Transactions Are Effected Date Account Opened or Closed
------------------------ --------------------------------------------- -----------------------------
------------------------ --------------------------------------------- -----------------------------
------------------------ --------------------------------------------- -----------------------------
------------------------ --------------------------------------------- -----------------------------

     In connection  with any purchases or sales of securities for clients during the  quarter,  I disclosed to MacKay  Shields LLC any  material  interests in my personal  securities  which  might  reasonably  have been  expected to involve a conflict with the interests of clients. Also, I have disclosed all my Reportable
Securities holdings to MacKay Shields LLC.

     The names and  affiliations of my Immediate  Family who are employed in the securities or  commodities  industries and who might be in a position to benefit directly or indirectly from the activities of MacKay  Shields'  personnel in the discharge of their duties are as follows:

---------------------------- -------------------------------
           Names                       Affiliations
---------------------------- -------------------------------
---------------------------- -------------------------------
---------------------------- -------------------------------
---------------------------- -------------------------------

Date:                                        Signature:

*Reportable  Securities are almost every type of investment,  including  private placements and hedge funds. However, Reportable Securities do not include direct obligations  of the U.S.  Government,  bank CDs and mutual funds not  affiliated with  MacKay  shields.  See page 15 of the  Personal  Investment  Policy for the complete  description.  Note  also  that no  information  need be  provided  for securities  held in an  account  over  which  you  have no  direct  or  indirect influence or control. Some examples include automatic investment plans, dividend reinvestment plans, and MacKay Shields phantom stock plan.

                               MACKAY SHIELDS LLC
                           PERSONAL INVESTMENT POLICY
                                    EXHIBIT G
                ANNUAL HOLDINGS, TRANSACTIONS AND ACCOUNTS REPORT

Statement to MacKay Shields LLC By:                (Please print your full name)

The following are all  transactions in Reportable  Securities* of which I have a direct or indirect "Beneficial Interest" effected during the fourth quarter.

---------- -------- ---------- --------- --------------- ------- ------------ -------- ----------------- ----------------
                                Exchange    Interest             Nature of             Nature of           Broker,Dealer
  Name of   Number               Ticker   Rate/Maturity          Transaction           Interest (Direct    (or Bank Acting
 Security/    of     Principal   Symbol     Date (if      Trade  (Purchase,            Ownership,Spouse,   as Broker
   Fund     Shares    Amount    or CUSIP    applicable    Date   Sale, Etc.)    Price  Control,Etc.        Involved
---------- -------- ----------- -------- --------------- ------- ------------- ------- ------------------ -----------------
---------- -------- ----------- -------- --------------- ------- ------------- ------- ------------------ -----------------
---------- -------- ----------- -------- --------------- ------- ------------- ------- ------------------ -----------------
---------- -------- ----------- -------- --------------- ------- ------------- ------- ------------------ -----------------
---------- -------- ----------- -------- --------------- ------- ------------- ------- ------------------ -----------------
---------- -------- ----------- -------- --------------- ------- ------------- ------- ------------------ -----------------

___    (initial) I had no transactions for the quarter.

Note that  instead  of  completing  the table  above,  you may  provide  account statements that contain all of the required  information.  Notwithstanding  this
accommodation,   it  remains  your  sole   responsibility  to  ensure  that  the
information  reflected in that statement(s) is accurate and completely discloses
ALL Reportable Securities.

Since the prior Quarterly Report, the following is a list of accounts (including brokerage accounts and bank accounts used  substantially as brokerage  accounts)
that have been opened or closed with respect to Reportable Securities of which I have a direct or  indirect  Beneficial  Interest  (note that this  includes  the account name and number of discretionary  accounts,  529 plans, 401(k) accounts,
Mutual Funds,  automatic  investment  plans,  dividend  reinvestment  plans, and
MacKay Shields phantom stock plan):

------------------------ --------------------------------------------- -----------------------------
 Account Name and Number Firms through which Transactions Are Effected Date Account Opened or Closed
------------------------ --------------------------------------------- -----------------------------
------------------------ --------------------------------------------- -----------------------------
------------------------ --------------------------------------------- -----------------------------
------------------------ --------------------------------------------- -----------------------------

In connection  with any purchases or sales of securities  for clients during the quarter,  I  disclosed  to  MacKay  Shields  LLC any  material  interests  in my
Reportable  Securities  which might  reasonably  have been expected to involve a conflict with the interests of clients.

The names and  affiliations  of my  Immediate  Family  who are  employed  in the securities or  commodities  industries and who might be in a position to benefit directly or indirectly from the activities of MacKay  Shields'  personnel in the discharge of their duties are as follows:

---------------------------- -------------------------------
           Names                       Affiliations
---------------------------- -------------------------------
---------------------------- -------------------------------
---------------------------- -------------------------------
---------------------------- -------------------------------

I certify that the following  are all  Reportable  Securities*  of which I had a direct or indirect Beneficial Interest as of the year end December 31, 200__.

                                                        Nature of
                                                        Interest
                                                        (Direct       Broker,
                                                       ownership,    Dealer(or
   Name of     No. of   Principal   Exchange Ticker      Spouse,     Bank acting
Security/Fund  Shares    Amount     Symbol or CUSIP   Control, Etc.  as Broker
------------- -------- ----------- ----------------- -------------- -------------
------------- -------- ----------- ----------------- -------------- -------------
------------- -------- ----------- ----------------- -------------- -------------
------------- -------- ----------- ----------------- -------------- -------------
------------- -------- ----------- ----------------- -------------- -------------
------------- -------- ----------- ----------------- -------------- -------------
------------- -------- ----------- ----------------- -------------- -------------

Note that  instead  of  completing  the table  above,  you may  provide  account statements that contain all of the required  information.  Notwithstanding  this
accommodation,   it  remains  your  sole   responsibility  to  ensure  that  the
information  reflected in that statement(s) is accurate and completely discloses
ALL Reportable Securities.

As of the  date of  information  appearing  above,  the  following  is a list of accounts  (including  brokerage accounts and bank accounts used substantially as brokerage  accounts)  in which I have a direct or indirect  Beneficial  Interest
(note that this includes the account name and number of 401(k) accounts,  Mutual
Funds,  automatic  investment  plans,  dividend  reinvestment  plans, and MacKay
Shields equity participation):

------------------------ ---------------------------------------------
 Account Name and Number Firms through which Transactions Are Effected
------------------------ ---------------------------------------------
------------------------ ---------------------------------------------
------------------------ ---------------------------------------------
------------------------ ---------------------------------------------

I  Certify  that the  Reportable  Securities  listed  above,  are the only  such securities in which I have a direct or indirect Beneficial Interest and that the accounts listed above are the only securities  accounts in which I have a direct or indirect Beneficial Interest.

Employee Signature:_________________________________    Date:__________________

*Reportable  securities are almost every type of investment,  including  private placements and hedge funds. However, reportable securities do not include direct obligations  of the U.S.  Government,  bank CDs and mutual funds not  affiliated with  MacKay  shields.  See page 15 of the  Personal  Investment  Policy for the complete  description.  Note  also  that no  information  need be  provided  for securities  held in an  account  over  which  you  have no  direct  or  indirect influence or control. Some examples include automatic investment plans, dividend reinvestment plans, and MacKay Shields phantom stock plans.

                                          Confidential and Proprietary Materials

                               MACKAY SHIELDS LLC
                           PERSONAL INVESTMENT POLICY
                                    EXHIBIT H

                                 ACKNOWLEDGMENT

TO:  MACKAY SHIELDS LLC

The undersigned hereby certifies that:

(i) the  undersigned  has  examined  a copy  of the  policy  entitled  "Personal
Investment  Policy" (the "Policy") and  understands the  requirements  contained therein and recognizes that the undersigned is subject to the Policy; and

(ii) the  undersigned  has complied with and will comply with the Policy and has disclosed or reported all personal securities transactions and accounts required to be disclosed or reported pursuant to the requirements of the Policy.

(iii) The  undersigned  authorizes the  Corporation  to furnish the  information contained in any report of securities  transactions  filed by the  individual to such federal and state  agencies and to the  Trustees/Directors  of the MainStay
Funds as may be  required by law or  applicable  rules and  regulations,  on the understanding that, except for such requirements,  the information  contained in such reports shall be treated as confidential and disclosed to no one outside of the Corporation without the consent of the individual submitting the report.

                                        ________________________________________
                                                        (Signature)

                                        ________________________________________
                                                       (Print Name)

                               MACKAY SHIELDS LLC
                           PERSONAL INVESTMENT POLICY

                                    EXHIBIT I

              PERSONAL SECURITIES TRADING PRECLEARANCE REQUEST FORM

NAME:

General Counsel/Chief Compliance Officer:

Initials:

APPROVED

DISAPPROVED

o    Trades must be made on the same day that approval is received.
o    On small cap or illiquid  securities  where  extra time is needed,  advance approval by the General Counsel or Chief Compliance Officer is required.

------ ---------- -------------- ---------- ---------- ------------- ----------------------
                   # OF SHRS,                 SYMBOL    PURCHASE (P)  DIRECT OWNERSHIP (D)
        NAME OF    PRINCIPAL       APPROX       OR        SALE            SPOUSE (S)
 DATE   SECURITY   AMOUNT, ETC.     PRICE     CUSIP #     (S)            CONTROL (C)
------ ---------- -------------- ---------- ---------- ------------- ----------------------
------ ---------- -------------- ---------- ---------- ------------- ----------------------
       ---------- -------------- ---------- ---------- ------------- ----------------------
       ---------- -------------- ---------- ---------- ------------- ----------------------
       ---------- -------------- ---------- ---------- ------------- ----------------------
       ---------- -------------- ---------- ---------- ------------- ----------------------
       ---------- -------------- ---------- ---------- ------------- ----------------------

The person indicated above has stated and represents that:

a)   he/she  has  no  insider  information  relating  to  the  above  referenced issuer(s);

b)   there is no  conflict of interest  in these  transactions  with  respect to client  portfolios  (IF A CONFLICT OF INTEREST  EXIST,  PLEASE  CONTACT THE
     LEGAL/COMPLIANCE  DEPARTMENT  IMMEDIATELY.);  and these  securities are not initial public offerings or private placements.

                               MACKAY SHIELDS LLC
                       INSIDER TRADING POLICY & PROCEDURES

I.   INTRODUCTION

     The  prohibitions   against  insider  trading  set  forth  in  the  federal
securities laws, play an essential role in maintaining the fairness,  health and integrity of our markets.  These laws also  establish  fundamental  standards of business conduct that govern our daily activities and help to ensure that client trust  and  confidence  is not in any way  compromised.  Consistent  with  these principals, MacKay Shields LLC ("MacKay") forbids any employee from (i) trading, either for any MacKay client  account or in Personal  Securities  (as defined in the MacKay compliance policy entitled  "Personal  Investment  Policy"),  if that employee is "aware" of material and nonpublic information; or (ii) communicating material and  nonpublic  information  to others in violation of the law.(1) This conduct is frequently  referred to as "insider  trading." This policy applies to every employee and extends to activities  within and outside of each  employee's duties at MacKay.  Every  employee  must read and retain  this policy as part of their personal  file. Any questions  regarding this policy should be referred to the General Counsel or the Chief Compliance Officer.

     The term insider trading is not defined in the federal securities laws, but generally is used to refer to trading in securities on the basis of material and nonpublic  information  (whether or not the person trading is an  "insider").  A person is deemed to trade "on the basis of" material  nonpublic  information  if that person is aware of material nonpublic  information when making the purchase or sale. While the law concerning insider trading is not static, it is generally understood  that the law  prohibits  trading  by an  "insider"  on the  basis of material  nonpublic  information about the security or issuer.  Accordingly,  in order to be held liable under the law, the person trading must violate a duty of trust or confidence owed directly,  indirectly, or derivatively to the issuer of that security or the  shareholder of that issuer,  or to any other person who is the source of the material nonpublic information (i.e., employer).  The law also prohibits the communication of material and nonpublic  information to others and provides for penalties and punitive  damages against the "tipper" even if he/she does not gain personally from the communication.

The further  discussion of the elements of insider trading and the penalties for such unlawful conduct is discussed  below. If, after reviewing this policy,  you have any  questions  concerning  this matter you should  consult  with  MacKay's
General Counsel or the Chief Compliance Officer.

---------------------------------------
(1)  Rule 10b5-1 provides that, for purposes of insider trading, a person trades on the basis of material  nonpublic  information  if a trader is "aware" of material  nonpublic  information when making the purchase or sale. The Rule sets forth  several  affirmative  defenses or  exceptions  to liability and permit  individuals to trade in certain limited  circumstances if it can be clearly shown that the information they are aware of is not a factor in the decision  to trade.  Examples  of such  factors  would be  trades  effected pursuant to a pre-existing  plan, a binding contract or instruction made by the employee in good faith prior to becoming  aware of the  information  in question.  MacKay's policy in this area,  however,  is to prohibit all such trades  unless  specific  prior notice is given to and approval is received from the General Counsel or Chief Compliance Officer.

II.  GENERAL POLICY DEFINITIONS

     1.   Who is an Insider?

     The concept of  "insider" is broad.  It includes  officers,  directors  and employees of a company. In addition, a person can be a "temporary insider" if he or she  enters  into a special  confidential  relationship  in the  conduct of a company's affairs and as a result is given access to information  solely for the company's purposes.  A temporary insider can include,  among others, a company's attorneys, accountants,  consultants, bank lending officers, investment advisers
(including  MacKay) and the  employees of such  organizations.  According to the
Supreme  Court,  the  company  must expect the  outsider  to keep the  disclosed nonpublic information confidential and the relationship must at least imply such a duty before the outsider will be considered an insider.

     2. What is Material Information?

     Trading  on inside  information  is not a basis for  liability  unless  the
information  is  material.   "Material  information"  generally  is  defined  as
information  for  which  there is a  substantial  likelihood  that a  reasonable investor would consider it important in making his or her investment  decisions, or information  that is reasonably  certain to have a substantial  effect on the price of a company's  securities.  Information  that employees  should  consider material includes, but is not limited to: dividend changes,  earnings estimates, changes  in  previously  released  earnings  estimates,  significant  merger  or acquisition proposals or agreements, major litigation,  liquidation problems and extraordinary management developments.

     Material  information does not have to relate to a company's business.  For example,  in the 1987 Carpenter v. U.S.  case,  the Supreme Court  considered as material  certain  information  about the  contents of a  forthcoming  newspaper column that was expected to affect the market price of a security. In that case, a Wall Street  Journal  reporter was found  criminally  liable for disclosing to others the dates that reports on various  companies  would appear in the Journal and whether those reports would be favorable or not.

     3.   What is Nonpublic Information?

     Information is nonpublic until it has been effectively  communicated to the marketplace. One must be able to point to some fact to show that the information is generally public.  For example,  information found in a report filed with the
SEC, or  appearing  in Dow Jones,  Reuters  Economic  Services,  The Wall Street
Journal or other publications of general circulation would be considered public.

4.   Penalties for Insider Trading

     Penalties   for  trading  on  or   communicating   material  and  nonpublic
information are severe,  both for individuals  involved in such unlawful conduct and their  employers.  A person can be  subject to some or all of the  penalties below  even  if he or she  does  not  personally  benefit  from  the  violation.
Penalties include:

     a.   civil injunctions;
     b.   disgorgement of profits;
     c.   punitive  damages  (i.e.,  fines  for the  person  who  committed  the violation  of up to three  times the  profit  gained or loss  avoided, whether or not the person actually benefited personally);
     d.   felony convictions which include possible jail sentences; and
     e.   fines and sanctions against the employer or other controlling person.

Lastly,  you should note that the  federal  government  offers cash  bounties to persons who provide  information  leading to the imposition of penalties against security law violators in these areas.

III. INSIDER TRADING PROCEDURES

     The following  procedures have been  established to aid employees of MacKay in avoiding  insider  trading,  and to aid MacKay in  preventing,  detecting and imposing sanctions against insider trading.

     Upon  discovering  a  violation  of this  policy,  MacKay may  impose  such sanctions  against the employee  involved,  as it deems  appropriate.  Given the serious nature of this matter, sanctions will most likely include one or more of the  following:  disgorgement  of profits,  fines,  suspension of trading for an appropriate  period of time and,  if the facts  support  such action  (i.e.,  no reasonable  explanation  or mitigating  factors  exist),  appropriate  personnel action which most likely will include  termination of employment and a reporting to legal or regulatory authorities as appropriate.

     1.   Identifying Inside Information

     Before trading, for others or yourself in the securities of a company about which you may have  potential  inside  information,  ask yourself the  following questions:

          a.   Is the information material? Is this information that an investor
               would  consider   important  in  making  his  or  her  investment
               decisions?  Is this information that would  substantially  affect the market price of the securities if generally disclosed?

          b.   Is the information  nonpublic?  To whom has this information been provided?  Has the information been  effectively  communicated to the  marketplace by being  published in Reuters,  The Wall Street
               Journal or other publications of general circulation?

     2.   How To Respond If You Think You Are Aware Of Inside Information

     If, after  consideration  of the above, you believe the information you are aware of is material and nonpublic,  or if you question  whether the information is material and nonpublic, you should take the following steps:

          a.   Report the matter immediately to the General Counsel or the Chief
               Compliance Officer;

          b.   Do not  purchase  or sell the  security  on behalf of yourself or others;

          c.   Do not  communicate  the  information  to anyone either inside or outside  of  MacKay  except  the  General  Counsel  or the  Chief
               Compliance Officer;

After the  General  Counsel or the Chief  Compliance  Officer has  reviewed  the matter,  you will be  instructed  to either  continue  the  prohibition  against trading and  communication  or be given  permission  to trade the  security  and communicate freely the information in question.

     3. Restricting Access to Material and Nonpublic Information

     As indicated  above,  information in your  possession  that you identify as material and  nonpublic may not be  communicated  to anyone,  including  persons within  MacKay,  except as provided in  paragraph a) above.  In  addition,  care should  be  taken  so that  such  information  is  secure.  For  example,  files containing  material  and  nonpublic  information  should be  sealed;  access to
computer  files  containing   material  and  nonpublic   information  should  be
restricted.

     4.   Acknowledgment

     Each  employee  must annually in writing  execute an  acknowledgement  with respect to this policy in substantially the form of Exhibit J.

     5. Responsibilities of General Counsel and Chief Compliance Officer

          a.   The General Counsel or the Chief  Compliance  Officer shall place the names of appropriate  issuers on the MacKay  Restricted  List maintained  in  accordance  with  the  MacKay  compliance  policy entitled "Restricted List".

          b.   The  General   Counsel  shall  on  a  semi-annual   basis  review
               compliance  with this policy and prepare a report  specifying any related concerns and recommendations (with appropriate exhibits).

          c.   When  appropriate,  the General  Counsel or the Chief  Compliance
               Officer shall  coordinate with MacKay  affiliates with respect to this policy.

          d.   The General Counsel or the Chief Compliance  Officer shall assure that each  employee  of MacKay is  familiar  with this policy and that new  employees  receive a copy of this  policy and are given the  opportunity  to  discuss  its  provisions  with the  General
               Counsel upon joining MacKay.

          e.   The  General  Counsel  or  the  Chief  Compliance  Officer  shall
               undertake   appropriate   educational  efforts  to  acquaint  all
               employees with this policy.

     6.   Responsibilities of Compliance Committee

     The MacKay  Compliance  Committee ("CC") will review on a semi-annual basis the summary report of the General Counsel and shall take any appropriate action.

                               MACKAY SHIELDS LLC
                          POLICY ON INSIDE INFORMATION
                                    EXHIBIT J

                        ACKNOWLEDGMENT AND REPRESENTATION

     The  undersigned hereby:

     (i) states that I have examined and  understand  MacKay's  policy  entitled
     "Inside Information" (the "Policy"); and

     (ii) states that the  undersigned  has and will continue to comply with the
     Policy and its requirements.

                                               _________________________________
                                                           (Signature)

                                               _________________________________
                                                          (Print Name)

                                               _________________________________
                                                            (Date)

                               MACKAY SHIELDS LLC
                             Restricted List Policy

I.   In General

     MacKay  Shields  ("MacKay")  has  determined to maintain a Restricted  List under the supervision of the General Counsel and the Chief  Compliance  Officer.
The Restricted List shall,  as appropriate,  list the names of issuers (i) as to which MacKay may have material  inside  information,  (ii) with which MacKay may have significant affiliations through directorships or otherwise (as the General
Counsel or the Chief Compliance Officer determines appropriate) and (iii) as the
General Counsel or Chief  Compliance  Officer may determine to list. The General
Counsel or the Chief  Compliance  Officer shall  maintain a file  including each
Restricted  List and shall  remove the names of  issuers  from that list as they deem appropriate.  The Restricted List may be distributed to a limited number of employees on a "need to know" basis (i.e., portfolio managers etc.). No employee who receives the Restricted  List shall disclose to any person the securities or issuers  listed on the  Restricted  List,  except as the General  Counsel or the
Chief Compliance Officer may approve.

II.  Basic Policy

     No employee of MacKay may trade in "Personal Securities" (as defined in the policy entitled "Personal  Investments  Policy") if the issuer of the securities is currently listed in the Restricted  List. No portfolio  manager or trader may trade  for the  benefit  of any  MacKay  client in any  securities  of an issuer currently listed in the Restricted  List,  unless approved in advance in writing by the  General  Counsel  or the chief  Compliance  Officer  and  subject to any conditions set forth in such approval.

     Employees of MacKay are to review the Restricted  List policy and all other
MacKay  compliance  policies  relating to personal trading before completing any trade in "Personal Securities".(2)

(2)  See MacKay compliance policies entitled "Personal Investment Policy", "Code of Ethics" and "Inside Information".

III. Periodic Review of Compliance

     The  General  Counsel  or the  Chief  Compliance  Officer  will  conduct  a semi-annual  review of the Restricted  List and of trades for MacKay clients and of "Personal  Securities"  trades to verify that this policy is  effective.  The results of this review will be set forth in a semi-annual  summary  report.  The report shall specify any related concerns and recommendations and be accompanied by any appropriate exhibits.

IV.  Responsibilities of Compliance Committee

     The MacKay  Compliance  Committee  will  review  semi-annually  the summary report and shall take any appropriate  related action deemed necessary to ensure compliance in this area.

---------------------------------------
(2)  See MacKay compliance policies entitled "Personal Investment Policy", "Code of Ethics" and "Inside Information".

                               MACKAY SHIELDS LLC
                       Watch List Policies and Procedures

I.   The Watch List

     The Watch List is a highly  confidential  list of  securities  about  which
     MacKay Shields LLC ("MS") may have received or may expect to receive inside information.  The Watch List is ordinarily  used to monitor sales,  trading and research  activities in these securities and/or monitor compliance with other related  policies and  procedures(3).  The contents of the Watch List and any  related  restrictions  imposed by the  Compliance  Department  are extremely confidential, and access to the Watch List is very limited. It is generally  available only to selected members of the Compliance  Department and a limited  number of other  persons  as  designated  by the  Compliance
     Department.

---------------------------------------
(3)  See  MS  compliance  policies  entitled  "Restricted  List",   "Partnership
     Investments",   "Code   of   Ethics",   "Personal   Investments",   "Inside
     Information" and "Creditors Committees".

II.  Effect of the Watch List

     The  placement  of a security  on the Watch List will not  normally  affect research,  sales or trading  activities in such  security.  In  appropriate circumstances,  however,  the Compliance  Department may intervene to break trades, freeze or liquidate securities  positions,  limit trading activity, halt the  dissemination  of research or impose  other  restrictions  on the activities  of MS or its  employees in  connection  with the  securities of
     Watch List companies.

Placement of Securities on and off the Watch List

     A security  will  normally be placed on the Watch List when MS has received or expects to receive material inside information  concerning that security or its  issuer  in the  course  of MS's  involvement  in an  assignment  or transaction  that  has not been  publicly  announced  or when MS  otherwise determines  that  there is a need to  monitor  research,  sales or  trading activities in such security.

     Securities  will  normally be removed  from the Watch List either when they are moved to the  Restricted  List because the assignment or transaction on which  MS  is  working  becomes  publicly  known  or  when  the  Compliance
     Department  determines that it is no longer necessary to monitor  research, sales and trading activities with respect to such securities.

IV.  Implementation and Monitoring

     It  is  the  responsibility  of  MS  employees  to  notify  the  Compliance
     Department  when a security  is to be placed on or  removed  from the Watch
     List.  The person who initially  recommends  the placement of a security on the Watch List is responsible for notifying the Compliance  Department when it should be removed  from the Watch List  and/or  moved to the  Restricted
     List.  Request to add a security to or delete it from the Watch List may be made by anyone by contacting  the  Compliance  Department.  The  Compliance
     Department has ultimate  responsibility  for maintaining the Watch List. No person other than senior  members of the  Compliance  Department can make a determination  to  exclude  an issuer  from the Watch  List when any of the criteria for inclusion are met.

     MS's sales, research and trading activity, and employee and related account trading activity in Watch List securities are monitored on a daily basis by the Compliance  Department.  In addition,  when a security is placed on the
     Watch List, MS will normally perform a retroactive review of trading in the security.

V.   Responsibilities of the General Counsel or Chief Compliance Officer

     The  General  Counsel or Chief  Compliance  Officer  ("CCO")  have  primary responsibility  for placing  securities on or removing  securities from the
     Watch List. As such,  employees  seeking to add or remove securities should consult with either the General  Counsel or CCO as  necessary.  The General
     Counsel or CCO also have responsibility for monitoring any trading activity in Watch List securities.

                               MACKAY SHIELDS LLC
                SELECTIVE MUTUAL FUND HOLDINGS DISCLOSURE POLICY

     MacKay  Shields  LLC  ("MacKay")  acts as  subadviser  to certain  open-end registered  investment companies (the "Funds").  As subadviser to the Funds, our
employees   regularly  have  access  to  portfolio  holdings   information  more
frequently  than is  publicly  available.  MacKay  is  obligated  to  keep  such portfolio holdings  information  confidential in accordance with this policy and the "NYLIM Policy and Procedures  Concerning Selective Disclosure of Mutual Fund
Portfolio Holdings" (the "NYLIM Policy"),  which are incorporated herein. A copy of the NYLIM  Policy is attached  to this  policy.  This  policy  applies to all employees of MacKay.

     It is MacKay's policy to protect the  confidentiality  of Fund holdings and to prevent the selective  disclosure of non-public  information  concerning  the
Funds.  All  portfolio  information  regarding  the Funds is subject to MacKay's
Insider  Trading  Policy  &  Procedures.   Annually,  via  the  Code  of  Ethics
Certification  process,  all employees must acknowledge that they have read this policy  and that  they  have  not  disclosed  portfolio  holdings  to any  party prohibited by this policy or the Insider Trading Policy & Procedures.

     Certain service providers ("Authorized Service Providers") also have access to the Funds' portfolio holdings more frequently than is publicly available. The
Authorized  Service  Providers are given access more frequently than is publicly available  because MacKay  Compliance/Legal  Department and NYLIM and the Funds'
Chief  Compliance  Officer have  determined that such access serves a legitimate business  purpose and is in the best  interests of the Funds'  shareholders.  An
Authorized  Service  Provider  may not receive  portfolio  holdings  information unless it signs a confidentiality  agreement.  All Authorized  Service Providers must be approved by MacKay's General Counsel or Chief Compliance Officer.

     Requests  for  information   concerning   portfolio  holdings  not  already
disclosed  in the public  domain  pursuant  to the NYLIM  Policy or as  required through  filings  with the  Securities  and Exchange  Commission,  must first be submitted for approval by MacKay's General Counsel or Chief Compliance  Officer,
who will consult with the Funds' Chief Compliance Officer.

     MacKay and its employees shall not enter into any arrangement providing for the  disclosure of portfolio  holding  information  in return for the receipt of compensation or benefit of any kind.

                     New York Life Investment Management LLC
            Policy and Procedures Concerning Selective Disclosure of
                         Mutual Fund Portfolio Holdings

The following is NYLIM's  policy and  procedures  ("Procedures")  concerning the disclosure of the portfolio holdings of open-end registered investment companies advised by NYLIM  ("Funds").  These  Procedures  apply to all NYLIM employees as well as the employees of investment managers that subadvise the Funds.

I.   Statement of Policy

     It is the policy of the Funds and of NYLIM to protect the confidentially of
Fund  holdings and prevent the selective  disclosure  of non-public  information concerning the Funds.

II.  Public Disclosure of Portfolio Holdings

          (1)  Monthly

     No earlier than 30 days after a month's end, the Funds' portfolio  holdings information,  as  reported  on a  month-end  basis,  will be  posted on the appropriate  NYLIM Fund website as  referenced in the  prospectus  and made available  upon request to the Funds'  shareholders  via NYLIM's  toll-free
     service  lines.   If  the  thirtieth  day  falls  on  a  weekend  or  other
     non-business day, such information will be posted on the following business day. Such disclosure will remain  accessible on the NYLIM website until the posting of the following month's schedule.

          (2)  Quarterly

     No earlier than 15 days after a quarter's end, the Funds'  portfolio top-10 holdings information, as reported on a quarter-end basis, will be posted on
     NYLIM's website and made available to the Funds'  shareholders  via NYLIM's toll-free  service lines.  If the fifteenth day falls on a weekend or other non-business day, such information will be posted on the following business day. Such disclosure will remain  accessible on the NYLIM website until the posting of the following quarter's schedule.

III. Disclosure of Non-Public Information Regarding Portfolio Holdings

     A.   NYLIM Employees

     The following NYLIM employees and departments  regularly have access to the
     Funds' portfolio holdings more frequently than is publicly  available:  the
     President and Chief Executive  Officer,  the Chief Operating  Officer,  the
     Chief Compliance Officer, the portfolio managers, traders, fund accounting, the legal and compliance staffs, as well as members of the NYLIM Investment
     Committee  and  Investment   Consulting   Group.   Occasionally,   business
     circumstances   may  require  that  other  NYLIM  employees  or  groups  of individuals  will need  access  for a limited  period of time to  portfolio
     holdings   information.   When  such  occasions  occur,  the  Funds'  Chief
     Compliance  Officer  ("CCO") or NYLIM's  General  Counsel may approve  such access provided it is in the best interests of the Funds' shareholders. The reasons  for such  conclusions  and the period of time for which  access is granted must be documented in writing.  All portfolio holdings  information given to NYLIM  employees  is subject to the  NYLIM's  Information  Barrier
     Policy  found on the  NYLIM  Intranet.  Annually,  via the  Code of  Ethics
     Certification process, all NYLIM employees that receive access to portfolio holdings  information  must acknowledge that they have read this policy and that they have not disclosed  portfolio holdings to any party prohibited by this policy or the Information Barrier Policy.

     B.   NYLIM Funds' Subadvisers

     For the Fund portfolios they subadvise,  Subadvisers to the Funds and their employees  regularly  have access to portfolio  holdings  information  more frequently  than  is  publicly  available.  Each  Fund  subadviser  will be
     contractually   obligated  to  keep  such  portfolio  holdings  information confidential in accordance with this policy.

     C.   Authorized Service Providers

     The NYLIM service  providers  ("Authorized  Service  Providers")  also have access to the Funds'  portfolio  holdings more  frequently than is publicly
     available.   The  Authorized   Service  Providers  are  given  access  more
     frequently  than is publicly  available  because NYLIM and the Funds' Chief
     Compliance  Officer have  determined  that such access  serves a legitimate business  purpose and is in the best interests of the Funds'  shareholders.
     An  Authorized   Service  Provider  may  not  receive  portfolio   holdings
     information unless it signs a confidentiality agreement pursuant to Section
     V.

     D.   Ad Hoc Requests

          1. Requests for information  concerning portfolio holdings that cannot be answered via the above  periodic  disclosure  schedule,  and not already disclosed  in the  public  domain  as  required  through  filings  with the
     Securities   and  Exchange   Commission,   must  first  be  submitted   for
     consideration  to the Funds' CCO who will in turn  discuss the request with the  appropriate  portfolio  manager.  To the  extent  that the  disclosure involves  disclosure  of  holdings  in a fund  advised  by a  nonaffiliated entity, the CCO will speak to the appropriate individual at the subadviser.
     If the CCO concludes that  disclosing the  information  serves a legitimate business  purpose  and is in  the  best  interests  of  shareholders,  such conclusions will be documented in writing.  A written  response  containing the requested  information  will then be prepared and approved by the NYLIM
     Compliance  Department.  After being approved by the Compliance Department, the written response will be sent to the NYLIM Marketing Department to post on the NYLIM  website and made  available  to the Funds'  shareholders  via
     NYLIM's  toll-free  service  lines.  At least  one day  after  the  written response is posted on the NYLIM  website,  it will be sent to the person or entity  that  made the  initial  inquiry  with a copy  retained  on file in
     Compliance.  The CCO will  report  such  ad-hoc  disclosures  to the Funds'
     Boards at the next regularly scheduled board meeting.

          2. At times, the CCO may determine that it is inappropriate to post on the NYLIM website the portfolio holding information requested by the person or entity  ("requester").  Under such circumstances,  the CCO and the NYLIM
     Office of the General Counsel may jointly decide that it is nevertheless in the best  interests  of the  Funds'  shareholders  to  disclose  the Funds'
     requested   portfolio   holdings   information   to  the   requestor.   The
     justifications for such a decision must be documented in writing.  Prior to making the written disclosure of the portfolio holdings  information to the requestor, the requestor must sign a confidentiality  agreement pursuant to
     Section V. The CCO will report such ad-hoc disclosures to the Funds' Boards at the next regularly scheduled board meeting.

V.   Confidentiality Agreement

     The  confidentiality  agreement  contemplated  by these  Procedures  should contain,  at a minimum,  provisions  specifying that: (1) the Funds'  non-public portfolio holdings information is the confidential property of the Funds and may not be used for any purpose except as expressly  provided;  (2) the recipient of the non-public  portfolio holdings information (a) agrees to limit access to the information  to its  employees  and agents who are subject to a duty to keep and treat such  information  as  confidential,  and to this end, (b) will  implement procedures to monitor that its employees are not  disclosing  any Fund portfolio holdings information;  and (3) upon written request from the NYLIM or the Funds, the recipient of the non-public  portfolio  holdings  information shall promptly return or destroy the information.

IV.  Compensation

     The  Funds,  NYLIM and the  Funds'  subadvisers  shall  not enter  into any arrangement  providing for the disclosure of portfolio  holding  information for the receipt of  compensation or benefit of any kind in return for the disclosure of the portfolio holdings information.

V.   Compliance Program

     As part of the annual review of the Funds' compliance program and report to the Funds' Board, the CCO will discuss (1) operation and  effectiveness of these
Procedures  and (2)  any  changes  to the  policy  that  have  been  made or are recommended.

VI.  Conflicts of Interest

     Whenever  portfolio  holdings  disclosure made pursuant to these Procedures involves a conflict of interest  between the Funds'  shareholders and the Funds'
investment adviser,  subadviser,  principal underwriter or any affiliated person of the Funds,  then the  disclosure  may not be made  unless a  majority  of the directors/trustees  of the Funds' Boards who are not "interested persons" of the
Funds  (as such  term is  defined  in the  Investment  Company  Act of 1940,  as amended) ("independent directors") or a majority of a board committee consisting solely of independent directors approves such disclosure.

VII. Disclosures Required by Law

     Nothing contained herein is intended to prevent the disclosure of portfolio holdings information as may required by applicable law. For example,  NYLIM, the
Funds,  or any of their  affiliates  or  service  providers  may file any report required  by  applicable  law (such as Form N-Q,  Schedules  13D,  13G and 13F), respond to requests from regulators, and comply with valid subpoenas.

VIII. Record Keeping

     Any  documents,  books or records  created in the course of complying  with these  Procedures  must be maintained for at least six years from the end of the fiscal year in which they were made, the first two years in an easily accessible place.

Memorandum

To:         The File

From:       Alison Micucci, CCO

Date:       May 6, 2004

Subject:    Portfolio Holdings Disclosure

This memo is to supplement The NYLIM's Mutual Fund Holdings  Disclosure  Policy.
As of the date of this  memo,  the  following  represents  the  list of  Service
Providers,  Third-Party Vendors and other entities that receive transmissions of mutual fund portfolio holdings data direct from NYLIM.

To simplify the process of updating the Policy, these firms are not specifically defined in the Policy and are being  presented here for  informational  purposes only.

I.   Authorized Service Providers With Access To Non-public Holdings Data:

     o    Custody banks:
          o    Bank of New York
          o    State Street
     o    Independent Auditors:
          o    KPMG
          o    PWC

     o    Russell  Mellon-  Receives  holdings  for select funds  shortly  after month-end  close  in  order  to  calculate  portfolio  statistics  for shareholder reports and Board use.
     o    Proxy Voting and Pricing Services such as ISS, LPC, IDC, etc - Receive only security identifiers such as CUSIP numbers without any indication as to what portfolio they are held in.
     o    Princeton  Financial  Systems  (Portfolio  accounting  ("PAM")  system developer) -  Occasionally  may have access to complete  holdings when trouble shooting a system problem.
     o    Merrill Corporation - Produces our quarterly fund fact sheets.

II.  Third-Party  Venders  That  Regularly  Receive  Transmissions  of Portfolio
     Holdings Data Once The Information Becomes Public

          1.   Bloomberg
          2.   Morningstar
          3.   S&P
          4.   Thomson
          5.   Lipper

                               MACKAY SHIELDS LLC
                      INFORMATION SECURITY & PRIVACY POLICY

A.   BACKGROUND

The Securities and Exchange  Commission's Privacy Rule, Regulation S-P, requires registered  investment advisers like MacKay Shields LLC ("MacKay Shields" or the
"Firm"),  to protect the financial  privacy of their customers and employees and to adopt policies and procedures  that address  administrative,  technical,  and
physical  safeguards  for  customer   information.   The  safeguards  should  be
reasonably  designed to: (1) ensure the security and confidentiality of customer records and information;  (2) protect against any anticipated threats or hazards to the  security or  integrity  of customer  records  and  information;  and (3)
protect against unauthorized access to or use of customer records or information that could result in substantial harm or inconvenience to any customer. The Rule also  requires  the proper  disposal of customer and  employee  consumer  report information.  Accordingly,  MacKay has  developed  an  Information  Security and
Privacy Policy (the "Privacy Policy") as set forth below.

B.   CATEGORIES OF INFORMATION

The privacy rule defines three basic categories of information:

     1.   Publicly  available  information  -  any  information  that  the  firm believes is lawfully made  available to the general  public from three types  of  sources:  information  from  official  government  records;
          information from widely  distributed media, such as telephone books or newspapers; and information that is disclosed to the general public as required by law, such as securities disclosure documents.

     2.   Personally  identifiable  financial  information - any information the firm collects  about a consumer  (prospective  client) in  conjunction
          with  providing  a  financial   product  or  service.   This  includes
          information  provided by the consumer during the  application  process when  entering into an investment  advisory  contract,  or obtaining a financial plan (e.g., name, phone number, address).

     3.   Nonpublic  personal  information  (this is the category of information protected by the privacy rule) - any personally identifiable financial information,  and any list or  description  or  groupings of consumers created from such information.

MacKay  Shields LLC does not  disclose or share any  nonpublic  personal  client information to anyone, except as required by law.

MacKay Shields uses unaffiliated  third-party  service providers for the purpose of supporting its advisory services  provided to MacKay Shields clients.  MacKay
Shields  provides  these third  parties with only the  information  necessary to carry out their  assigned  responsibilities  and only for that  purpose.  To the extent that unaffiliated third-party service providers have access to "customer"
information as defined under the SEC Privacy Rules,  these parties must agree to comply with stringent security and privacy policies and procedures.

Regulation  S-P  requires  that  contractual  agreements  between an  investment adviser and  nonaffiliated  third party service provider include terms to ensure that the third party will maintain the confidentiality of any nonpublic personal client  information  it  may  receive  concerning  the  adviser's  consumers  or customers.  MacKay Shields will ensure that all service  agreements that contain nonpublic  personal  "customer"  information  as defined under the SEC's Privacy
Rule,  contain  adequate  confidentiality  contractual  provisions  ("Applicable
Service Agreements").  In addition, for all Applicable Service Agreements MacKay
Shields  will  request a copy of the service  providers'  privacy  policies  and procedures,  and will  provide a copy of MacKay  Shields  privacy  policies  and procedures to these  entities and obtain  written  certification  that they have read, understand and agree to adhere to MacKay Shields policy statement.

C.   CUSTOMER RELATIONSHIPS

The SEC takes the position that if an investment  adviser is required to deliver a brochure under the "Brochure Rule," then a customer  relationship exists, even in the absence of a written advisory agreement.  The privacy rule does not apply to institutional  or corporate  clients.  Under the regulation,  a consumer or a customer must be an  individual.  Therefore,  a client that is not an individual
(such as a pension plan, trust, corporation or limited partnership) is neither a consumer nor a customer of the adviser under the SEC Privacy Rule.

D.   PRIVACY NOTICES

MacKay  Shields is required to provide to customers  initial and annual  privacy notices even though it does not share consumer  information  with anyone.  For a customer,  MacKay  Shields will provide an initial  privacy notice no later than the  time  of  establishing  the  customer  relationship.  The  notice  will  be incorporated  within MacKay Shields  disclosure  brochure,  which is included in
MacKay Shields marketing brochure.  In addition,  MacKay Shields will provide an annual privacy  notice to customers  once every 12  consecutive  months and each such period thereafter,  as long as a customer  relationship  exists.  Under the privacy rule, notices must be provided in writing or, if the customer agrees, in electronic form.

E.   PRIVACY PROTECTION STANDARDS

The privacy  rule  requires the  adoption of policies  and  procedures  that are reasonably  designed  to ensure the  security  and  confidentiality  of customer information.  In addition,  these  policies and  procedures  must be designed to prevent  unauthorized  access to or use of customer  records or information that could result in substantial harm or inconvenience to any customer.

To ensure that the systems that process and store  information  are operated and maintained in a secure and recoverable environment,  safe from misuse, theft and foreseeable  catastrophes,  MacKay Shields has adopted the following  policy and procedures:

     1.   Administrative Safeguards (Managers / Employees)

     a)   Information owned by MacKay Shields must be treated with the same care as any  other  firm  asset.  All  employees  are  responsible  for the protection of information.

     b)   All employees must understand and adhere to the firm's Privacy Policy.
          MacKay Shields'  Legal/Compliance  Department will periodically  train employees in this area as part of the Firm's general training program.
          At the time of hire, however, all new employees, including temps, must review the Privacy Policy, acknowledge their understanding and certify that they will comply with its requirements.

     c)   Employees  must safeguard  information in their  possession to prevent access by unauthorized  individuals (e.g., conceal confidential client information).  Departing employees must not take with them or disclose nonpublic customer information.

     d)   Management must protect  non-public  personal  "customer"  information used in  their  area,  and  ensure  that  all  employees  under  their supervision understand and follow the firm's Privacy Policy.

     e)   Management must limit access to client  information to those employees that need access to the information to provide  services to the client or conduct firm operations.

     f)   To prevent unauthorized disclosure, employees should not give personal information  out over the telephone or in response to an e-mail unless they have  identified  the  person to whom they are  communicating  as either the client,  a  fiduciary  representative  of the client,  or a party that needs information to complete a transaction for the client,
          (e.g., broker-dealers and custodians).

     g)   Employees must report any attempted violations of security controls to
          Mackay Shields' Legal/Compliance Department.

2.   Physical Safeguards

     a)   Client  information  should not be left in offices or conference rooms unattended.

     b)   Make sure all client records are  appropriately  secured at the end of the day.

     c)   Where applicable, lock door to office(s) at the close of business.

     d)   Visitors  should not be  permitted to walk  unattended  in areas where client information is accessible.

     e)   Destroy or shred  documents  containing  client  information  prior to disposal.

     f)   The building has  established a security  station on the ground floor, where all building  employees are required to show passes and visitors are required to show  identification  and sign in for the tenant being visited.

     g)   Regularly  test any physical  safeguards to confirm they are operating properly.

     h)   Protect against  destruction of customer  information due to potential physical hazards, such as fire and water damage (i.e., smoke and water detectors).

3.   Technical Safeguards (Application & Data Security)

     a)   All computer systems must limit access to authorized users.

     b)   Access to client information must be restricted to those employees who need access to the  information  to service the client or conduct firm operations.

     c)   Computer  systems must be protected with individual user  identifiers, each with a required password. Passwords must be kept confidential and secure.

     d)   PCs with access to client information should not be left unattended.

     e)   Access  privileges  previously  granted to those who are terminated or whose responsibilities change must be promptly revoked.

          All emails sent that contain nonpublic personal "customer" information should be accompanied with the following disclaimer:

          NOTICE: If received in error, please destroy and notify sender. Sender does not waive confidentiality or privilege, and use is prohibited.

     f)   All  facsimiles  sent  that  contain  nonpublic  personal   "customer"
          information should contain the following disclaimer on the fax cover:

          NOTICE: If received in error, please destroy and notify sender. Sender does not waive confidentiality or privilege, and use is prohibited.

     g)   All computers should be protected with approved anti-virus software or hardware.  All  occurrences  of  computer  viruses  must  be  reported promptly.  h)  Computer  hardware  must be  installed  in  areas  with restricted  access  and  either be  physically  secured or stowed in a locked area when not in use. i) All systems/critical applications must be backed up each night.

F.   SHARING DATA WITH LAW ENFORCEMENT AGENCIES

As a result of the September 11, 2001 terrorist attacks on America, Congress and
Washington's  law enforcement and regulatory  agencies  requested from financial institutions  all financial  data that could lead  investigators  to individuals financing  terrorism.  In the  event  that any law  enforcement,  government  or regulatory agency should request (hereinafter referred to as "Official Request")
customer  personal/financial  information from MacKay Shields for  investigative purposes,  MacKay Shields will fully comply with such Official Requests and will provide the information under the following guidelines:

     a)   The Legal/Compliance  Department should be immediately notified of any
          Official Requests for customer personal information;

     b)   MacKay Shields will fully cooperate with law enforcement  agencies and
          their  investigative   government  authorities  in  terms  of  sharing
          customer  information.  The  Legal/Compliance  Department  must  first verify that such authorities are employed with the government  agency, and/or be  provided  with a signed  judicial  subpoena  or  compliance certificate from the law enforcement agency; and

     c)   MacKay Shields will only provide the specific  information  requested, and not provide any additional or unsolicited information.

G.   DISPOSAL OF CUSTOMER AND EMPLOYEE CONSUMER REPORT INFORMATION

     1.   If MacKay Shields desires to dispose of "consumer report information", it will use  methods  of  disposal  that are  reasonably  designed  to protect  against  unauthorized  access  or use.  Accordingly,  written consumer  report  information  will be  shredded so that it may not be read or  reconstructed  and  electronic  media that  contain  consumer report information will be erased or destroyed prior to disposal, sale or donation.

     2.   These disposal procedures apply both to consumer report information of customers and employees.  "Consumer report  information" is any record about an individual,  whether in paper, electronic or other form, that is a consumer report or is derived from a consumer  report. A consumer report is any written or other  communications of any information by a consumer  reporting agency bearing on a customer or employee's  credit worthiness,  credit  standing,  credit  capacity,  character,  general reputation,  personal  characteristics,  or mode of living. A consumer report  would also  include a  compilation  done by MacKay  Shields of
          various   consumer  report  records.   Information  that  is  publicly
          available is also subject to proper disposal.

                               MACKAY SHIELDS LLC
                      INFORMATION SECURITY & PRIVACY POLICY
                                  Attachment A

ACKNOWLEDGMENT

I have read and understand MacKay Shields' Information Security & Privacy Policy
(the "Privacy Policy").  I recognize that the Privacy Policy applies to me and I agree to comply in all respects with the requirements  described  therein.  If I become  aware of any  inconsistencies  between the stated  requirements  and the firm's practices,  I will immediately inform my manager and the Legal/Compliance
Department  of such  inconsistency(ies).  I  understand  that any  material  and willful  or  negligent  violation  of the  Privacy  Policy may result in serious disciplinary  actions  being brought  against me, up to and  including  possible dismissal from the Firm.

_______________________________________     _____________________________
Name                                           Title

_______________________________________     _____________________________
Signature                                      Date

                               MACKAY SHIELDS LLC
                      INFORMATION SECURITY & PRIVACY POLICY

                                  Attachment B

           Information Security Program (ISP) Policies And Procedures
                                       For
                      MacKay Shields Affiliated Hedge Funds

Investors in unregistered  investment  companies that are affiliated with MacKay
Shields (the "Hedge Funds") have provided the Firm and its related entities with nonpublic  personal  information  that is protected by  regulations  promulgated
under  the  Gramm-Leach-Bliley  Act  (the  "Regulations").   Accordingly,  as  a
supplement to MacKay Shields general  Privacy  Policy,  the firm has developed a
separate   Information   Security  Program  ("ISP")   governing  its  investment
management activities in this area. The ISP sets forth standards for maintaining administrative, technical and physical safeguards to (1) ensure the security and confidentiality of protected nonpublic personal information, (2) protect against any anticipated  threats or hazards to the security of such  information and (3)
protect against unauthorized access to or use of such information.

A.   Information Security Program Administrator.

          1. The Firm designates the Chief Compliance Officer or his designee as
     the  person   responsible   for   administering   the  ISP  (the   "Program
     Administrator").  As required by the Regulations, the Program Administrator is responsible for the Firm's information  security compliance efforts and, accordingly,  all  inquiries  from  and  reports  by the  Firm's  personnel pertaining to Firm  information  security should be directed to the Program
     Administrator.

          2. The Program  Administrator  will be responsible  for: (i) assessing existing risks to nonpublic personal  information;  (ii) developing ways to
     manage  and  control  such  risks;  (iii)  monitoring   third-party  vendor
     arrangements to ensure information security;  and (iv) testing and revising the  Program in light of  relevant  changes in  technology  and  threats to client information.

B.   Identification of Internal and External Risks to Customer Information.

The Program  Administrator  will review all  foreseeable  internal  and external risks to  information  security with key Firm  operations,  management  and risk
control  personnel  in  all  areas  of  the  Firm's   operations.   The  Program
Administrator  will assess the likelihood and potential damage of these threats, the  sufficiency  of any  safeguards  in place to control such risks and,  where appropriate, revise policies and procedures to address such risks.

          1. The  Program  Administrator  will  meet  with  all  Firm  personnel periodically to review and implement the Program. The Program Administrator will be available for questions from Firm  personnel as to the  application of the Program.  Based upon the information gathered by performing the risk assessments,  and as changes in laws or  regulations  require,  the Program
     Administrator  will assess the need for, and arrange for,  training of Firm personnel,  and  will  provide  policy  and  procedure  updates  as  may be necessary  to ensure  that the  Program  is  properly  implemented.

          2. The  Program  Administrator  will  ensure  that the Firm (i)  takes reasonable  steps in selecting,  maintaining,  upgrading  and  periodically testing the security  protections  of the  information  systems  (including physical  protection,  network firewalls,  relevant  software,  information processing,  storage,  transmission and disposal systems and arrangements);
     and  (ii)  employs  appropriate   password  protection  and  encryption  of
     electronic information where necessary, including while such information is in transit or stored on a network or system to which  unauthorized  persons may have access.

          3. The Program  Administrator will ensure that all information systems and networks containing, or otherwise affecting, protected information have appropriate access controls, as well as detection,  prevention and response mechanisms against attacks, intrusions, or other system failures that might materially  affect  the  security  of  protected  information.  User  login information and account management changes are frequently audited. Internal access to clients systems is protected through  frequently updated password assignments.  Finally,  anti-virus  software is updated on a daily basis on both workstations and servers.

C.   Design and Implementation of Safeguards.

Based upon the policies and procedures  provided under the Program,  the Program
Administrator  will design and/or arrange for the provision of all necessary and appropriate  technical and administrative  safeguards for protected  information and will regularly test and monitor the effectiveness of such controls,  systems and procedures.

D.   Vendor Arrangements.

The  Program  Administrator  will  review all  current  and  prospective  vendor arrangements  with respect to persons who,  through  their  service to the Firm, will receive,  maintain,  process or otherwise be permitted to access  protected information.  In reviewing such  arrangements,  the Program  Administrator  will attempt to ensure that:

          1. the Firm selects and retains  service  providers who are capable of maintaining appropriate safeguards on protected information; and

          2. all  contracts  with  service  providers  provide  that the  vendor maintain the  confidentiality  of protected  information and that protected information  only  be used as  necessary  under  the  vendor  contract.

E.   Evaluation and Update of the Program.

The Program Administrator will periodically, as necessary or appropriate, revise or update the Program based on (i) results of testing and monitoring pursuant to the Program;  and (ii)  material  changes to the  business and  operation of the
Firm.

                               MACKAY SHIELDS LLC
                          Gifts & Entertainment Policy

I.   General Policy and Business Standards

     It is the policy and business standards of MacKay Shields LLC ("MacKay") to conduct all of its business on a sound and ethical basis.  We will procure goods and services and sell our services on an impartial  and  objective  basis,  free from outside influence. Our business transactions should be free from perception that favorable treatment was sought, received or given as a result of furnishing or receiving gifts, favors, services, hospitality,  entertainment or any similar
gratuity  (collectively   referred  to  hereinafter  as   "Gift/Entertainment").
Accordingly,  employees of MacKay are permitted to give a Gift/Entertainment to, or receive such from, any individual,  enterprise or organization which conducts or seeks to conduct business with MacKay, or which competes with MacKay, only if all of the following are met:

          (1)  to  do  so  would  be  consistent  with  accepted  good  business practices;

          (2)  the  Gift/Entertainment  could not be construed as a bribe, would not corrupt the judgment of the recipient,  and does not obligate the recipient in any way;

          (3)  public disclosure of the  Gift/Entertainment  would not embarrass
               MacKay; and

          (4)  the  Gift/Entertainment  is  not  in  the  form  of  cash  or its equivalent.

Employees should not solicit gifts or  contributions  from vendors that will not directly benefit MacKay. Officers and managers who negotiate contracts for goods and services have an obligation to obtain the best possible  contracts on behalf of the firm.  Occasionally,  a vendor as an inducement offers goods and services not  directly  related to those  required  by MacKay.  If at all  possible,  the contract should be renegotiated to fold in and take advantage of the inducement.
In any event, these unrelated goods and services are the property of MacKay, and should not be used to personally benefit individual employees.

Employees  occasionally may ask outside vendors and firms to donate funds or buy tables or tickets at fund-raising events for charitable organizations. Employees should not imply or suggest that current or future  business  depends in any way on such a donation.

II.  Summary of Legal and Regulatory Requirements

In addition to its own self-imposed standards of business conduct,  MacKay, as a registered  investment  adviser and  fiduciary(4),  must  comply  with  specific regulatory  requirements that limit or restrict the giving or receiving of gifts and/or entertainment.  Accordingly, as an employee of Mackay, you have a duty to ensure  that  your  actions  are  completely  free  from any  conflict  with the interests of our advisory  clients.  One such  possible  conflict of interest is either the acceptance or offer of gifts and/or  entertainment from third parties with which we do business.  We must always avoid any activity that gives rise to a question as to whether our  objectivity as fiduciaries  has been  compromised.
Even if an actual conflict of interest does not exist,  the mere appearance of a conflict of interest may result in our clients'  loss of confidence in us. In an effort to protect our employees  and the firm from possible  charges of conflict of interest,  MacKay has adopted the following Gift & Entertainment  Policy (the
"G&E Policy").

---------------------------------------
(4)  MacKay is  registered  as an  investment  adviser  with the  United  States
     Securities  and  Exchange   Commission  and  provides  investment  advisory
     services  to  two  registered   investment   companies  and  many  employee
     retirement  plans.  MacKay is a fiduciary  under  applicable  federal  laws
     (i.e., the Investment  Advisers Act of 1940, the Investment  Company Act of
     1940 and the Employee Retirement Income Security Act respectively) and must avoid any conflict with our advisory clients.

III. Gift & Entertainment Policy

     As an initial  matter,  the G&E Policy  distinguishes  between  "gifts" and
"entertainment".  Gifts are  items (or  services)  of value  that a third  party provides  to you (or you to  them)  where  there  is no  business  communication involved in the enjoyment of the gift.  Examples of gifts include:  flowers sent for a special occasion, fruits and candies sent around the holidays,  tickets to a  ball  game  for  you  and  your  child.  Entertainment,  on the  other  hand, contemplates that the giver of the item of value participates with the recipient in the enjoyment of the item.  Entertainment  is only  appropriate  when used to foster and promote business  relationships with the Company.  Entertainment that does not further the Company's interests is not appropriate.

     In order to  determine  whether  an item  given  or  received  is a gift or entertainment,  it is necessary to evaluate the  participation of the individual who offered the item of value. Thus, a particular item could be either a gift or entertainment  depending  upon the facts  and  circumstances.  Using an  example described  above,  tickets  to a ball  game  that  were  given  to you  would be considered  a gift,  if the use of those  tickets  was  limited  to you and your child.  However,  if you  went to the  game  with  the  person  who gave you the tickets,  this would be classified as  entertainment.  It is expected that gifts will be infrequently offered and/or accepted and only in special  circumstances.
Supervisors will be expected to closely scrutinize all gift activity.

          A.   Gifts

          1. All gifts  (except  promotional  materials  valued at under $50.00)
     that you give or receive from a third party that does business with MacKay, its affiliates or its clients,  must be approved by the employee's Division
     Head  and  recorded  on  the  firm's  master  gift  log  maintained  by the
     Legal/Compliance  Department.  Accordingly,  any  employee  that  gives  or receives any such gift (other than an item specifically exempted because it is valued at less than  $50.00)  must  complete a "Gifts and  Entertainment
     Report" (See Attachment A), and forward that report to the Legal/Compliance
     Department. In addition to the reporting requirement of "outside" gifts, if a  manager  awards  goods  and  services  to  an  employee  (other  than  a traditional "congratulatory gift" such as baby shower gift or marriage gift etc.),  it shall be considered a reportable gift under this policy and must be reported on the firm's master gift log.

          2. You may not accept any gift with a value in excess of $100  without the  prior  written  approval  of  your  supervisor.  (Commemorative  gifts relating to business transactions,  e.g., Lucite tombstones are exempt from this  requirement).(5)  Should you be unaware of the item's  value,  or are unable to seek approval before taking  possession of the item,  please note that  you may be  asked  to  return  the  gift if you  accepted  it  before receiving  approval.  As  stated  above,  gifts  are  not  expected  to  be frequently given or received by MacKay employees.

---------------------------------------
(5)  To avoid any confusion or doubt,  "prior"  approval is not required for any gift valued at $100.00 or less.

          B.   Entertainment

          1. All entertainment given to or received from a third party that does business with MacKay,  its  affiliates or its clients,  must be approved by the  employee's  Division  Head and recorded on the firm's master gift log.
     Exempted from this approval and reporting  requirement  are meals valued at
     $100.00 or less per person and any meal received by an employee  during the course of his/her  attendance of a  "road-show"  sponsored by an investment bank/issuer. Any entertainment that requires reporting must be made through the completion of a Gifts and Entertainment  Report that must be filed with the Legal/Compliance Department.

          2. Wherever  possible,  every MacKay  employees should seek permission from his/her  Division Head before  giving or accepting  any  entertainment valued at more than $100.00  (excluding  meals),  from any third party that does or seeks to do business  with MacKay,  its  affiliates or its clients.
     Examples  of the types of  entertainment  that  should  normally  afford an employee the opportunity to seek and obtain advanced  supervisory  approval would include a golf outing or invitation  to a company  sponsored  holiday party.

IV.  Investment Personnel of Mutual Funds and Registered Representatives

     A.   Investment Personnel of Mutual Funds

     MacKay employees who, in connection with their regular functions or duties, make or participate in making recommendations  regarding the purchase or sale of securities for registered mutual funds are deemed  "Investment  Personnel" under applicable  securities laws (i.e.,  analysts and portfolio  managers).  As such,
Investment  Personnel are limited to accepting de minimis gifts from those third parties with which they do  business.  As a general  rule,  gifts valued at more than $50.00 would not be considered to be de minimis.

     B.  Registered Representatives

     MacKay employees who are registered  representatives  (e.g., Series 6 or 7)
of  an  associated  broker-dealer  (i.e.,  NYLIFE  Securities.  Inc.  or  NYLIFE
Distributors,  Inc.) are prohibited from giving or receiving "anything of value"
from any  other  person  when the  gratuity  is in  relation  to the  registered person's business activities.  Excepted from this prohibition are gifts of up to
$100.00 per year (in the aggregate) and certain occasional entertainment such as a  meal,  ticket  to a  sporting  event  or  theater  or a  comparable  type  of entertainment  (i.e.,  golf outing).  Accordingly,  every MacKay employee who is also a registered  representative,  must obtain prior written  approval from the
Legal/Compliance  Department  before  giving or receiving  any gift from a third party that does business with MacKay, its affiliates or its clients.  It is only through this strict approval process can the firm ensure that all such gifts are appropriately monitored.

V.   Quarterly Certification

     On a quarterly basis,  every MacKay employee will be required certify their compliance  with the G&E Policy by  completing a "Quarterly  Report on Gifts and
Entertainment" (See attached Exhibit N).

VI.  Public Fund Restrictions

     There are significant  restrictions on Gifts and Entertainment  that may be accepted by Federal,  State and Local Government  officials.  Because local laws vary and frequently  change on a state by state and municipality by municipality basis, every employee that seeks to provide a public fund official with any gift or entertainment  regardless of value),  must obtain  pre-clearance of that item from  compliance.  As a guide,  you should  consult  and follow your copy of the
"Summary of State Gift Laws" and contact the  Legal/Compliance  Department  with any approval requests or questions.

VII. Political Activities

     MacKay  Shields  encourages  its  employees to be actively  involved in the civic  affairs of the  communities  in which they live.  When speaking on public issues,  however,  employees  should do so only as  individual  citizens  of the community and must be careful not to create the impression  that they are acting for, or representing the views of MacKay.

     Company  contributions,  direct or indirect,  to any political candidate or party,  or to any other  organization  that  might use the  contributions  for a political  candidate or party are prohibited,  unless approved by the Compliance
Committee.   MacKay   encourages   employees  to  make   individual,   voluntary
contributions to candidates.

     Although every employee is responsible for compliance with this G&E Policy, for your convenience,  a summary of this policy is attached hereto as Exhibit O.
If you have any questions  regarding the foregoing,  please feel free to contact the Legal/Compliance Department.

                               MACKAY SHIELDS LLC
                         GIFTS AND ENTERTAINMENT POLICY
                                    EXHIBIT M

TO:  Chief Compliance Officer

                        REPORT OF GIFTS AND ENTERTAINMENT

Employee Reporting:             Employee Initials:           Supervisor Initials:

Please check one:                                            Compliance Officer Initials:________________

Provider of Gift/Entertainment:
Recipient of Gift/Entertainment:

---- -------------------------- ---------------------- ------------------- --------------------- ----------------
            THIRD PARTY           ITEMS PROVIDED OR                         RELATIONSHIP WITH   BUSINESS REASONS
      PROVIDER/RECIPIENT (E.G., RECEIVED (E.G., DINNER   APPROXIMATE VALUE     PROVIDER OR        FOR GIVING OR
DATE    BROKER OR DEALER)          OR CONCERT)           OF EACH ITEM ($)       RECIPIENT           ACCEPTING
---- -------------------------- ---------------------- ------------------- --------------------- ----------------
---- -------------------------- ---------------------- ------------------- --------------------- ----------------
---- -------------------------- ---------------------- ------------------- --------------------- ----------------
---- -------------------------- ---------------------- ------------------- --------------------- ----------------
---- -------------------------- ---------------------- ------------------- --------------------- ----------------
---- -------------------------- ---------------------- ------------------- --------------------- ----------------
---- -------------------------- ---------------------- ------------------- --------------------- ----------------

                               MACKAY SHIELDS LLC
                           GIFT AND ENTERNMENT POLICY
                                    EXHIBIT N

                   QUARTERLY REPORT ON GIFTS AND ENTERTAINMENT

Statement to MacKay Shields LLC by
                                        (PLEASE PRINT YOUR FULL NAME)

For the calendar quarter ended

In connection with the firm's Gifts and Entertainment policies, the following is a list of all payments or items of value I have given to or received  from Third
Parties   (defined  for  this  purpose  as  any   individuals,   enterprises  or
organizations which conduct or seek to conduct business with MacKay Shields LLC, or which  compete  with the firm)  during the quarter  that were not  previously reported  to the  Compliance  Department.  Examples  of  reportable  items would include,  but are not limited to: all gifts or entertainment  (e.g.,  tickets to the theater or sporting events, golf fees or meals in excess of $100 per person, etc.), favors, services, hospitality, or any similar gratuity. I understand that
I do not have to report certain individual gifts that are valued at under $50 or individual meals that are valued at under $100 per person.

---- ---------------------- ------------------------ -------------- ------------- -----------------------
        P = Provider of                              ITEMS PROVIDED   APPROXIMATE   RELATIONSHIP WITH
      Gift/Entertainment                                   OR           VALUE          PROVIDER OR
        R = Recipient of         THIRD PARTY            RECEIVED         OF            RECIPIENT
      gift/Entertainment     PROVIDER/RECIPIENT       E.G., DINNER      EACH           REASONS FOR
DATE  (Indicate "P" or "R") (E.G., BROKER OR DEALER)   OR CONCERT)      ITEM ($)    GIVING OR ACCEPTING
---- ---------------------- ------------------------ -------------- ------------- -----------------------

---- ---------------------- ------------------------ -------------- ------------- -----------------------

---- ---------------------- ------------------------ -------------- ------------- -----------------------

---- ---------------------- ------------------------ -------------- ------------- -----------------------
Attach additional sheets if necessary.

I hereby certify that I have disclosed to MacKay Shields LLC all required gifts, entertainment  and other  payments  that I have given to or received  from third parties during the quarter.

Date:                                Signature:

                               MACKAY SHILEDS LLC
                           GIFT AND ENTERTAINEXHIBIT O

                     Summary of Gifts & Entertainment Policy

1.   The gift or entertainment  must be consistent with good business  practice, could not be construed as a bribe or corrupt the judgment of the recipient, does  not  obligate  the  recipient  in any way  and  would  not  embarrass
     MacKay-Shields.   Excessive   gift  or   entertainment   activity   is  not
     appropriate.  Whether  activity is excessive will be made on a case-by-case basis by your supervisor in consultation with the Compliance  Department if needed.  As  professionals  you are  expected to use your best  judgment in evaluating whether the frequency or magnitude of any activity is improper.

2.   Gifts exceeding a value of $50 and individual  meals exceeding $100 must be approved by your supervisor and reported to the Legal/Compliance Department on the form attached hereto as Exhibit M. Each employee will be required to file quarterly a certification,  in the form attached as Exhibit N, stating the employee has complied with the above requirements.

3.   The giving or receipt of cash or its equivalent is not permitted.

4.   Any expenses or receipts  exceeding $100 must be approved by the employee's
     Division Head.

5.   THE G&E POLICY RELATING TO GOVERNMENT/PUBLIC FUND OFFICIALS IS SUBJECT TO A
     SEPARATE  POLICY.  THAT POLICY IS  SIGNIFICANTLY  MORE RESTRICTIVE THAN THE
     POLICIES SET FORTH ABOVE.  CONTACT  COMPLAINCE  IMMEDIATELY  WHEN PRESENTED
     WITH SITUATIONS INVOLVING GIFT OR ENTERTAINMENT OF GOVERNMENT OFFICIALS.

6.   As general rule, employees should not solicit gifts.

7.   Goods and services  offered to you relating to contracts  should be used to benefit MacKay Shields (if at all possible) and not
     individuals.

8.   Additional  restrictions  apply to  Registered  Representatives  of  NYLIFE
     Securities  Inc.,  NYLIFE  Distributors,   Inc.  (collectively  "Registered
     Representatives) and Investment Personnel for the mutual funds:

     a)   Registered Representatives

          Registered  Representatives  (in such  capacity)  may not  receive  or provide  compensation  or  items  of  material  value  for the sale of securities from or to any organization or individual other than NYLIFE
          Securities  Inc.  or  NYLIFE  Distributors,  Inc.  without  the  prior approval of the Legal/Compliance Department

     b)   Investment Personnel for the Mutual Funds

     Investment  Personnel for the mutual funds may not accept gifts, other than de minimis  gifts,  from persons  doing  business  with or on behalf of the
     Funds.  As a general  rule,  gifts  valued  in excess of $50.00  may not be accepted.

Our most valuable asset is our reputation. It is every employee's responsibility to safeguard that  reputation.  This G&E Policy is designed to give you guidance as to what is appropriate  activity in the area of Gift & Entertainment.  Should
you  have  any  questions   concerning  the  G&E  Policy,   please  contact  the
Legal/Compliance Department immediately.